Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 14, 2013
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Third Quarter 2013 Net Income of $35.6 Million, an Increase of 10% and Record Year-To-Date Net Income of $101.9 Million, an Increase of 26%
ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $35.6 million or $0.71 per diluted common share for the third quarter of 2013 compared to net income of $34.3 million or $0.69 per diluted common share for the second quarter of 2013 and $32.3 million or $0.66 per diluted common share for the third quarter of 2012. On a year-to-date basis, the Company recorded record net income of $101.9 million or $2.05 per diluted common share for the first nine months of 2013 compared to net income of $81.1 million or $1.70 per diluted common share for the first nine months of 2012.
Highlights compared with the Second Quarter of 2013*:

•	Net income increased by $1.3 million

•	Net interest margin, on a fully taxable-equivalent basis, improved by seven basis points to 3.57% from 3.50%

•	Total loans, excluding covered loans, mortgage loans held-for-sale and mortgage warehouse loans, increased by $167 million

•	Total deposits increased by $282 million of which $172 million was attributed to non-interest bearing deposit accounts

•	Provision for credit losses decreased by $4.3 million

•	Net charge-offs declined by $7.1 million from $18.4 million to $11.3 million

•	Decrease in trading gains of $4.9 million primarily related to the mark-to-market valuation of interest rate cap derivatives

•	Conversion of Series A Preferred Stock effectively increasing income available to common shareholders by $1.0 million

•	Announced the acquisition of Diamond Bancorp, Inc.

* See "Supplemental Financial Measures/Ratios" on page 14/15 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported record levels of net income for a quarterly and nine month period. The third quarter of 2013 was highlighted by an increased net interest margin, stable non-performing asset levels, continued loan growth and the announcement of the acquisition of Diamond Bancorp."
Mr. Wehmer continued, “Net interest margin, on a fully taxable-equivalent basis, improved to 3.57% as compared to 3.50% in both the second quarter of 2013 and third quarter of 2012. The current quarter's net interest margin, on a fully taxable-equivalent basis, is the highest the company has recorded since the second quarter of 2001. Net interest margin has continued to improve as a result of a more desirable deposit mix and repricing of customer deposit accounts combined with loan growth."
 Commenting on credit quality, Mr. Wehmer noted, “The Company's non-performing asset levels remained stable in the third quarter of 2013. In fact, the Company recorded its lowest level of quarterly net charge-offs since the first quarter of 2009. Additionally, the ratio of non-performing assets to total assets declined for the second consecutive quarter. Our credit workout teams continue to make good progress on addressing non-performing assets."
Mr. Wehmer further commented, “We recently announced the acquisition of certain assets and liabilities of Surety Financial Services. Surety originated approximately $1.0 billion in mortgage loans during the previous twelve months, an amount approximately equal to one quarter of the annual originations of our existing mortgage banking business. We believe that the addition of Surety will allow us to take advantage of an improving home purchase market as the refinance market softens. As a result, we anticipate that a decline in originations from our existing mortgage banking business in the fourth quarter will be partially offset by origination activity added from the Surety acquisition. We will continue to evaluate organic and acquisition opportunities to expand our mortgage banking business."
Turning to the future, Mr. Wehmer stated, “We are excited about the addition of Diamond Bank and Surety Financial to the Wintrust family. Evaluating strategic acquisitions of this nature and organic branch growth will continue to be a part of our overall growth strategy. Our pipelines for both internal growth and external growth remain consistently strong. Growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value continue to be our main objectives."

The graphs below illustrate certain highlights of the third quarter of 2013.

13.0
12.5
12.0
11.5
11.0
$ in Billions
3Q 2012
4Q 2012
1Q 2013
2Q 2013
3Q 2013

Average Non-Interest Bearing Deposits and Average CDs as a percent of Total Average Deposits - Indexed Trend from Q3 2012
120.0
115.0
110.0
105.0
100.0
95.0
90.0
85.0
80.0
75.0
%
3Q 2012
4Q 2012
1Q 2013
2Q 2013
3Q 2013
Average Non-Interest Bearing Deposit Trend
Average CD Trend

Wintrust’s key operating measures and growth rates for the third quarter of 2013, as compared to the sequential and linked quarters are shown in the table below:

				% or(5) basis point (bp) change from 2nd Quarter 2013		% or basis point (bp) change from 3rd Quarter 2012
	Three Months Ended
(Dollars in thousands)	September 30, 2013	June 30, 2013	September 30, 2012
Net income	$35,563	$34,307	$32,302	4%		10%
Net income per common share – diluted	$0.71	$0.69	$0.66	3%		8%
Pre-tax adjusted earnings (2)	$69,920	$70,920	$69,436	(1)%		1%
Net revenue (1)	$196,444	$199,819	$195,520	(2)%		—%
Net interest income	$141,782	$135,824	$132,575	4%		7%
Net interest margin (2)	3.57%	3.50%	3.50%	7	bp	7	bp
Net overhead ratio (2) (3)	1.65%	1.49%	1.47%	16	bp	18	bp
Net overhead ratio, based on pre-tax adjusted earnings (2) (3)	1.61%	1.51%	1.50%	10	bp	11	bp

Efficiency ratio (2) (4)	64.60%	63.97%	63.67%	63	bp	93	bp
Efficiency ratio, based on pre-tax adjusted earnings (2) (4)	64.00%	63.78%	63.31%	22	bp	69	bp

Return on average assets	0.81%	0.80%	0.77%	1	bp	4	bp
Return on average common equity	7.85%	7.55%	7.57%	30	bp	28	bp
Return on average tangible common equity	10.06%	9.70%	9.78%	36	bp	28	bp
At end of period
Total assets	$17,682,548	$17,613,546	$17,018,592	2%		4%
Total loans, excluding loans held-for-sale, excluding covered loans	$12,581,039	$12,516,892	$11,489,900	2%		9%
Total loans, including loans held-for-sale, excluding covered loans	$12,915,384	$13,054,883	$12,059,885	(4)%		7%
Total deposits	$14,647,446	$14,365,854	$13,847,965	8%		6%
Total shareholders’ equity	$1,873,566	$1,836,660	$1,761,300	8%		6%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Supplemental Financial Information.”

Financial Performance Overview – Third Quarter 2013

For the third quarter of 2013, net interest income totaled $141.8 million, an increase of $6.0 million as compared to the second quarter of 2013 and an increase of $9.2 million as compared to the third quarter of 2012. The net interest margin, on a fully taxable equivalent basis, for the third quarter of 2013 was 3.57% compared to 3.50% in both the second quarter of 2013 and the third quarter of 2012. The changes in net interest income on both a sequential and linked quarter basis are the result of the following:

•	Net interest income increased $6.0 million in the third quarter of 2013 compared to the second quarter of 2013, due to:

◦
An increase in total interest income of $4.5 million in the third quarter of 2013 compared to the second quarter of 2013 resulting from a one basis point increase in the yield on earning assets, one additional day in the current quarter, and a $215.2 million increase in average earning assets.

◦
A $1.5 million reduction in interest expense in the third quarter of 2013 compared to the second quarter of 2013 created by a five basis point decline in the rate paid on total interest-bearing liabilities partially offset by an increase in average interest-bearing liabilities of $51.1 million and one additional day in the current quarter.

◦
Combined, the increase in interest income of $4.5 million and the reduction of interest expense by $1.5 million created the $6.0 million increase in net interest income in the third quarter of 2013 compared to the second quarter of 2013.

•	Net interest income increased $9.2 million in the third quarter of 2013 compared to the third quarter of 2012, due to:

◦
Average earning assets for the third quarter of 2013 increased by $723.1 million compared to the third quarter of 2012. This was comprised of average loan growth, excluding covered loans, of $1.2 billion partially offset by a decrease of $306.0 million in the average balance of liquidity management and other assets and a decrease of $161.6 million in the average balance of covered loans. The growth in average total loans, excluding covered loans, included an increase of $410.3 million in commercial loans, $470.1 million in commercial real-estate loans, $230.6 million in U.S.-originated commercial premium finance receivables, $28.2 million in Canadian-originated commercial premium finance receivables and $170.0 million in life premium finance receivables, partially offset by a decrease of $59.9 million in mortgage loans held-for-sale and $58.7 million in home equity and other loans.

◦
The average earning asset growth of $723.1 million in the third quarter of 2013 compared to the third quarter of 2012 was partially offset by a 13 basis point decline in the yield on earning assets, creating an increase in total interest income of $3.0 million in the third quarter of 2013 compared to the prior year quarter.

◦
Funding for the average earning asset growth of $723.1 million was provided by an increase in total average interest bearing liabilities of $217.3 million (an increase in interest-bearing deposits of $556.5 million partially offset by a decrease of $339.1 million of wholesale funding) and an increase of $505.8 million in the average balance of net free funds.

◦
A $6.2 million reduction in interest expense in the third quarter of 2013 compared to the third quarter of 2012 created by a 21 basis point decline in the rate paid on total interest-bearing liabilities partially offset by the increase in average balance.

◦
Combined, the increase in interest income of $3.0 million and the reduction of interest expense by $6.2 million created the $9.2 million increase in net interest income in the third quarter of 2013 compared to the third quarter of 2012.

Non-interest income totaled $54.7 million in the third quarter of 2013, decreasing $9.3 million or 15%, compared to the second quarter of 2013 and decreasing $8.3 million, or 13%, compared to the third quarter of 2012. The decrease in non-interest income in the third quarter of 2013 compared to the second quarter of 2013 is primarily attributable to a decrease in mortgage banking revenues and trading losses resulting primarily from a decrease in the valuation of interest rate cap derivatives, partially offset by an increase in FDIC indemnification asset accretion. The decrease in non-interest income in the third quarter of 2013 compared to the third quarter of 2012 was primarily attributable to bargain purchase gains recorded in the prior year quarter, lower mortgage banking revenues and a decrease in fees from covered call options, partially offset by higher wealth management revenues, increased FDIC indemnification asset accretion and foreign currency remeasurement gains. The increase in FDIC indemnification asset accretion in the current quarter compared to the second quarter of 2013 and third quarter of 2012 reflects a benefit arising from adjusting certain factors, primarily from an evaluation of our cumulative service costs, which in turn reduced our projected clawback liability. Mortgage banking revenue decreased $6.1 million when compared to the second quarter of 2013 and $5.4 million when compared to the third quarter of 2012. The decreases in mortgage banking revenue from the second quarter of 2013 and the third quarter of 2012 resulted primarily from decreased loan originations due to the impact of higher rates on refinancing activity as well as competitive pricing pressure. Loans originated and sold to the secondary market were $940.8 million in the third quarter of 2013 compared to $1.1 billion in both the second quarter of 2013 and the third quarter of 2012 (see “Non-Interest Income” section later in this release for further detail).
Non-interest expense totaled $127.2 million in the third quarter of 2013, decreasing $939,000 or 1%, compared to the second quarter of 2013 and increasing $2.7 million, or 2%, compared to the third quarter of 2012. The decrease in the current quarter compared to the second quarter of 2013 can be attributed to a $1.7 million decrease in commission and bonus expense primarily driven by lower revenues in the mortgage banking business and an $813,000 decrease in professional fees, mostly comprised of legal fees, partially offset by a $1.1 million increase in salary expense. The increase in the third quarter of 2013 compared to the third quarter of 2012 was primarily attributable to higher salary and employee benefit costs and increased occupancy, data processing and equipment expenses, partially offset by a decrease in OREO expenses and professional fees (see "Non-Interest Expense" section later in this release for further detail).
Financial Performance Overview – First Nine Months of 2013
The net interest margin, on a fully taxable equivalent basis, for the first nine months of 2013 was 3.49% compared to 3.52% in the first nine months of 2012. Net interest income increased $21.6 million in the first nine months of 2013 compared to the first nine months of 2012, due to:

◦
Average earning assets for the first nine months of 2013 increased by $960.2 million compared to the first nine months of 2012. This was comprised of average loan growth, excluding covered loans, of $1.3 billion partially offset by a decrease of $153.8 million in the average balance of covered loans and a decrease of $167.6 million in the average balance of liquidity management and other assets.

◦
The yield on earnings assets declined by 26 basis points in the first nine months of 2013 compared to the first nine months of 2012. The decrease in the yield on earning assets was partially offset by the increase in average earning assets, creating a decrease in total interest income of $251,000 in the first nine months of 2013 compared to the prior year period.

◦
Funding for the average earning asset growth of $960.2 million was provided by an increase in total average interest-bearing liabilities of $365.2 million (an increase in interest-bearing deposits of $959.5 million partially offset by a decrease of $594.3 million of wholesale funding) and an increase of $595.0 million in the average balance of net free funds.

◦
A $21.8 million reduction in interest expense in the first nine months of 2013 compared to the first nine months of 2012 created by a 26 basis point decline in the rate paid on total interest-bearing liabilities partially offset by the increase in average balance.

◦
Combined, the reduction of interest expense by $21.8 million and the decline in interest income of $251,000, created the $21.6 million increase in net interest income in the first nine months of 2013 compared to the first nine months of 2012.

Non-interest income totaled $176.0 million in the first nine months of 2013, increasing $15.1 million, or 9%, compared to the first nine months of 2012. The change is primarily attributable to higher mortgage banking revenues, wealth management revenues and trading gains, partially offset by lower bargain purchase gains, decreased fees from covered call options and fewer gains on available for sale securities. Mortgage banking revenue increased $12.3 million when compared to the first nine months of 2012. The increase in the first nine months of 2013 resulted primarily from an increase in gains on sales of loans, which was driven by higher origination volumes primarily due to increased home purchase activity resulting from improvements in the housing market. Loans originated and sold to the secondary market were $3.0 billion in the first nine months of 2013 compared to $2.7 billion in the first nine months of 2012.
Non-interest expense totaled $375.6 million in the first nine months of 2013, increasing $16.1 million compared to the first nine months of 2012. The increase compared to the first nine months of 2012 was primarily attributable to a $22.3 million increase in salaries and employee benefits, as well as increases of $2.8 million in occupancy expenses, $2.4 million in equipment expenses and $2.3 million in data processing expenses, partially offset by a $13.7 million decline in OREO expenses.

Financial Performance Overview – Credit Quality

The ratio of non-performing assets to total assets was 1.01% as of September 30, 2013, compared to 1.02% at June 30, 2013 and 1.09% at September 30, 2012. Non-performing assets, excluding covered assets, totaled $179.0 million at September 30, 2013, compared to $179.5 million at June 30, 2013 and $185.3 million at September 30, 2012.

Non-performing loans, excluding covered loans, totaled $123.3 million, or 0.98% of total loans, at September 30, 2013, compared to $121.5 million, or 0.97% of total loans, at June 30, 2013 and $117.9 million, or 1.03% of total loans, at September 30, 2012. OREO, excluding covered OREO, of $55.3 million at September 30, 2013 decreased $1.7 million compared to $57.0 million at June 30, 2013 and decreased $12.1 million compared to $67.4 million at September 30, 2012.

The provision for credit losses, excluding the provision for covered loan losses, totaled $11.6 million for the third quarter of 2013 compared to $15.1 million for the second quarter of 2013 and $18.2 million in the third quarter of 2012. Net charge-offs as a percentage of loans, excluding covered loans, for the third quarter of 2013 totaled 34 basis points on an annualized basis compared to 59 basis points on an annualized basis in the second quarter of 2013 and 60 basis points on an annualized basis in the third quarter of 2012. Net charge-offs decreased in the third quarter of 2013 compared to the second quarter of 2013 primarily as a result of a $7.7 million decrease in net charge-offs within the commercial real estate loan portfolio and a $946,000 decrease within the home equity portfolio, partially offset by a $1.7 million increase within the commercial loan portfolio.

Excluding the allowance for covered loan losses, the allowance for credit losses at September 30, 2013 totaled $108.5 million, or 0.86% of total loans, compared to $110.4 million, or 0.88% of total loans at June 30, 2013 and $124.9 million, or 1.09% of total loans at September 30, 2012. The decrease in the allowance for credit losses, excluding the allowance for covered loan losses, was primarily attributable to a decrease in the allowance for unfunded lending-related commitments during both periods. As of September 30, 2013, the allowance for unfunded lending-related commitments totaled $1.3 million compared to $3.6 million as of June 30, 2013 and $12.6 million as of September 30, 2012. The decrease when comparing both periods was primarily the result of the funding of two letters of credit in the second and third quarters of 2013.

Financial Performance Overview – Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)		2013	2012	2013	2012
Net income		$35,563	$32,302	$101,922	$81,107
Less: Preferred stock dividends and discount accretion		1,581	2,616	6,814	6,477
Net income applicable to common shares—Basic	(A)	33,982	29,686	95,108	74,630
Add: Dividends on convertible preferred stock, if dilutive		1,581	2,581	6,744	6,374
Net income applicable to common shares—Diluted	(B)	35,563	32,267	101,852	81,004
Weighted average common shares outstanding	(C)	39,331	36,381	37,939	36,305
Effect of dilutive potential common shares:
Common stock equivalents		7,346	7,275	7,263	7,159
Convertible preferred stock, if dilutive		3,477	5,020	4,500	4,133
Weighted average common shares and effect of dilutive potential common shares	(D)	50,154	48,676	49,702	47,597
Net income per common share:
Basic	(A/C)	$0.86	$0.82	$2.51	$2.06
Diluted	(B/D)	$0.71	$0.66	$2.05	$1.70

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock, tangible equity unit shares and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2013	2012	2013	2012
Selected Financial Condition Data (at end of period):
Total assets	$17,682,548	$17,018,592
Total loans, excluding covered loans	12,581,039	11,489,900
Total deposits	14,647,446	13,847,965
Junior subordinated debentures	249,493	249,493
Total shareholders’ equity	1,873,566	1,761,300
Selected Statements of Income Data:
Net interest income	$141,782	$132,575	$408,319	386,740
Net revenue (1)	196,444	195,520	584,355	547,643
Pre-tax adjusted earnings (2)	69,920	69,436	209,103	202,431
Net income	35,563	32,302	101,922	81,107
Net income per common share – Basic	$0.86	$0.82	$2.51	$2.06
Net income per common share – Diluted	$0.71	$0.66	$2.05	$1.70
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.57%	3.50%	3.49%	3.52%
Non-interest income to average assets	1.24%	1.50%	1.36%	1.32%
Non-interest expense to average assets	2.89%	2.97%	2.89%	2.95%
Net overhead ratio (2) (3)	1.65%	1.47%	1.54%	1.63%
Net overhead ratio, based on pre-tax adjusted earnings (2) (3)	1.61%	1.50%	1.54%	1.51%
Efficiency ratio (2) (4)	64.60%	63.67%	64.12%	65.75%
Efficiency ratio, based on pre-tax adjusted earnings (2) (4)	64.00%	63.31%	63.75%	62.30%
Return on average assets	0.81%	0.77%	0.79%	0.67%
Return on average common equity	7.85%	7.57%	7.57%	6.53%
Return on average tangible common equity (2)	10.06%	9.78%	9.71%	8.40%
Average total assets	$17,489,571	$16,705,429	$17,344,319	$16,288,191
Average total shareholders’ equity	1,853,122	1,736,740	1,843,633	1,665,874
Average loans to average deposits ratio (excluding covered loans)	91.3%	89.3%	88.9%	88.6%
Average loans to average deposits ratio (including covered loans)	94.3%	93.8%	92.3%	93.6%
Common Share Data at end of period:
Market price per common share	$41.07	$37.57
Book value per common share (2)	$38.09	$37.25
Tangible common book value per share (2)	$29.89	$28.93
Common shares outstanding	39,731,043	36,411,382
Other Data at end of period:(8)
Leverage Ratio (5)	10.5%	10.2%
Tier 1 capital to risk-weighted assets (5)	12.2%	12.2%
Total capital to risk-weighted assets (5)	13.0%	13.3%
Tangible common equity ratio (TCE) (2)(7)	7.9%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.7%	8.4%
Allowance for credit losses (6)	$108,455	$124,914
Non-performing loans	$123,261	$117,891
Allowance for credit losses to total loans (6)	0.86%	1.09%
Non-performing loans to total loans	0.98%	1.03%
Number of:
Bank subsidiaries	15	15
Non-bank subsidiaries	8	8
Banking offices	119	109

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) September 30, 2013	December 31, 2012	(Unaudited) September 30, 2012
Assets
Cash and due from banks	$322,866	$284,731	$186,752
Federal funds sold and securities purchased under resale agreements	7,771	30,297	26,062
Interest-bearing deposits with other banks	681,834	1,035,743	934,430
Available-for-sale securities, at fair value	1,781,883	1,796,076	1,256,768
Trading account securities	259	583	635
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	76,755	79,564	80,687
Brokerage customer receivables	29,253	24,864	30,633
Mortgage loans held-for-sale, at fair value	329,186	385,033	548,300
Mortgage loans held-for-sale, at lower of cost or market	5,159	27,167	21,685
Loans, net of unearned income, excluding covered loans	12,581,039	11,828,943	11,489,900
Covered loans	415,988	560,087	657,525
Total loans	12,997,027	12,389,030	12,147,425
Less: Allowance for loan losses	107,188	107,351	112,287
Less: Allowance for covered loan losses	12,924	13,454	21,926
Net loans	12,876,915	12,268,225	12,013,212
Premises and equipment, net	517,942	501,205	461,905
FDIC indemnification asset	100,313	208,160	238,305
Accrued interest receivable and other assets	576,121	511,617	557,884
Trade date securities receivable	—	—	307,295
Goodwill	357,309	345,401	331,634
Other intangible assets	18,982	20,947	22,405
Total assets	$17,682,548	$17,519,613	$17,018,592
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$2,622,518	$2,396,264	$2,162,215
Interest bearing	12,024,928	12,032,280	11,685,750
Total deposits	14,647,446	14,428,544	13,847,965
Notes payable	1,546	2,093	2,275
Federal Home Loan Bank advances	387,852	414,122	414,211
Other borrowings	246,870	274,411	377,229
Secured borrowings - owed to securitization investors	—	—	—
Subordinated notes	10,000	15,000	15,000
Junior subordinated debentures	249,493	249,493	249,493
Trade date securities payable	—	—	412
Accrued interest payable and other liabilities	265,775	331,245	350,707
Total liabilities	15,808,982	15,714,908	15,257,292
Shareholders’ Equity:
Preferred stock	126,500	176,406	176,371
Common stock	39,992	37,108	36,647
Surplus	1,118,550	1,036,295	1,018,417
Treasury stock	(8,290)	(7,838)	(7,490)
Retained earnings	643,228	555,023	527,550
Accumulated other comprehensive (loss) income	(46,414)	7,711	9,805
Total shareholders’ equity	1,873,566	1,804,705	1,761,300
Total liabilities and shareholders’ equity	$17,682,548	$17,519,613	$17,018,592

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine months ended September 30,
(In thousands, except per share data)	2013	2012	2013	2012
Interest income
Interest and fees on loans	$150,810	$149,271	$438,907	$436,926
Interest bearing deposits with banks	229	362	1,209	813
Federal funds sold and securities purchased under resale agreements	4	7	23	25
Securities	9,224	7,691	27,335	30,048
Trading account securities	14	3	27	22
Federal Home Loan Bank and Federal Reserve Bank stock	687	649	2,064	1,894
Brokerage customer receivables	200	218	562	650
Total interest income	161,168	158,201	470,127	470,378
Interest expense
Interest on deposits	12,524	16,794	40,703	52,097
Interest on Federal Home Loan Bank advances	2,729	2,817	8,314	9,268
Interest on notes payable and other borrowings	910	2,024	3,196	7,400
Interest on secured borrowings - owed to securitization investors	—	795	—	5,087
Interest on subordinated notes	40	67	151	362
Interest on junior subordinated debentures	3,183	3,129	9,444	9,424
Total interest expense	19,386	25,626	61,808	83,638
Net interest income	141,782	132,575	408,319	386,740
Provision for credit losses	11,114	18,799	42,183	56,890
Net interest income after provision for credit losses	130,668	113,776	366,136	329,850
Non-interest income
Wealth management	16,057	13,252	46,777	39,046
Mortgage banking	25,682	31,127	87,561	75,268
Service charges on deposit accounts	5,308	4,235	15,136	12,437
Gains on available-for-sale securities, net	75	409	328	2,334
Fees from covered call options	285	2,083	2,917	8,320
Gain on bargain purchases, net	—	6,633	—	7,418
Trading (losses) gains, net	(1,655)	(998)	1,170	(1,780)
Other	8,910	6,204	22,147	17,860
Total non-interest income	54,662	62,945	176,036	160,903
Non-interest expense
Salaries and employee benefits	78,007	75,280	234,745	212,449
Equipment	6,593	5,888	19,190	16,754
Occupancy, net	9,079	8,024	26,639	23,814
Data processing	4,884	4,103	13,841	11,561
Advertising and marketing	2,772	2,528	7,534	6,713
Professional fees	3,378	4,653	10,790	12,104
Amortization of other intangible assets	1,154	1,078	3,438	3,216
FDIC insurance	3,245	3,549	9,692	10,383
OREO expense, net	2,499	3,808	3,163	16,834
Other	15,637	15,637	46,522	45,664
Total non-interest expense	127,248	124,548	375,554	359,492
Income before taxes	58,082	52,173	166,618	131,261
Income tax expense	22,519	19,871	64,696	50,154
Net income	$35,563	$32,302	$101,922	$81,107
Preferred stock dividends and discount accretion	$1,581	$2,616	$6,814	$6,477
Net income applicable to common shares	$33,982	$29,686	$95,108	$74,630
Net income per common share - Basic	$0.86	$0.82	$2.51	$2.06
Net income per common share - Diluted	$0.71	$0.66	$2.05	$1.70
Cash dividends declared per common share	$0.09	$0.09	$0.18	$0.18
Weighted average common shares outstanding	39,331	36,381	37,939	36,305
Dilutive potential common shares	10,823	12,295	11,763	11,292
Average common shares and dilutive common shares	50,154	48,676	49,702	47,597

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS
The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share, return on average tangible common equity and pre-tax adjusted earnings. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Pre-tax adjusted earnings is a significant metric in assessing the Company’s operating performance. Pre-tax adjusted earnings is calculated by adjusting income before taxes to exclude the provision for credit losses and certain significant items.
The net overhead ratio and the efficiency ratio are primarily reviewed by the Company based on pre-tax adjusted earnings. The Company believes that these measures provide a more meaningful view of the Company’s operating efficiency and expense management. The net overhead ratio, based on pre-tax adjusted earnings, is calculated by netting total adjusted non-interest expense and total adjusted non-interest income, annualizing this amount, and dividing it by total average assets. Adjusted non-interest expense is calculated by subtracting OREO expenses, covered loan collection expense, defeasance cost, seasonal payroll tax fluctuation and fees to terminate repurchase agreements. Adjusted non-interest income is calculated by adding back the recourse obligation on loans previously sold and subtracting gains or adding back losses on FDIC indemnification asset accretion, foreign currency remeasurement, investment partnerships, bargain purchase, trading and available-for-sale securities activity.
The efficiency ratio, based on pre-tax adjusted earnings, is calculated by dividing adjusted non-interest expense by adjusted taxable-equivalent net revenue. Adjusted taxable-equivalent net revenue is comprised of fully taxable equivalent net interest income and adjusted non-interest income.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last 5 quarters.

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars and shares in thousands)	2013	2013	2013	2012	2012	2013	2012
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$161,168	$156,646	$152,313	$156,643	$158,201	$470,127	$470,378
Taxable-equivalent adjustment:
- Loans	241	225	150	159	148	616	417
- Liquidity Management Assets	361	356	343	349	352	1,060	1,014
- Other Earning Assets	7	4	1	1	1	12	7
Interest Income - FTE	$161,777	$157,231	$152,807	$157,152	$158,702	$471,815	$471,816
(B) Interest Expense (GAAP)	19,386	20,822	21,600	23,867	25,626	61,808	83,638
Net interest income - FTE	$142,391	$136,409	$131,207	$133,285	$133,076	$410,007	$388,178
(C) Net Interest Income (GAAP) (A minus B)	$141,782	$135,824	$130,713	$132,776	$132,575	$408,319	$386,740
(D) Net interest margin (GAAP)	3.55%	3.49%	3.40%	3.39%	3.49%	3.48%	3.51%
Net interest margin - FTE	3.57%	3.50%	3.41%	3.40%	3.50%	3.49%	3.52%
(E) Efficiency ratio (GAAP)	64.80%	64.15%	63.95%	66.30%	63.83%	64.30%	65.92%
Efficiency ratio - FTE	64.60%	63.97%	63.78%	66.13%	63.67%	64.12%	65.75%
Efficiency ratio - Based on pre-tax adjusted earnings	64.00%	63.78%	63.46%	62.62%	63.31%	63.75%	62.30%
(F) Net Overhead Ratio (GAAP)	1.65%	1.49%	1.47%	1.48%	1.47%	1.54%	1.63%
Net Overhead ratio - Based on pre-tax adjusted earnings	1.61%	1.51%	1.47%	1.39%	1.50%	1.54%	1.51%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$1,873,566	$1,836,660	$1,825,688	$1,804,705	$1,761,300
(G) Less: Preferred stock	(126,500)	(176,476)	(176,441)	(176,406)	(176,371)
Less: Intangible assets	(376,291)	(377,008)	(363,142)	(366,348)	(354,039)
(H) Total tangible common shareholders’ equity	$1,370,775	$1,283,176	$1,286,105	$1,261,951	$1,230,890
Total assets	$17,682,548	$17,613,546	$17,074,247	$17,519,613	$17,018,592
Less: Intangible assets	(376,291)	(377,008)	(363,142)	(366,348)	(354,039)
(I) Total tangible assets	$17,306,257	$17,236,538	$16,711,105	$17,153,265	$16,664,553
Tangible common equity ratio (H/I)	7.9%	7.4%	7.7%	7.4%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock ((H-G)/I)	8.7%	8.5%	8.8%	8.4%	8.4%
Calculation of Pre-Tax Adjusted Earnings
Income before taxes	$58,082	$56,250	$52,286	$48,871	$52,173	$166,618	$131,261
Add: Provision for credit losses	11,114	15,382	15,687	19,546	18,799	42,183	56,890
Add: OREO expense (income), net	2,499	2,284	(1,620)	5,269	3,808	3,163	16,834
Add: Recourse obligation on loans previously sold	(732)	815	(755)	—	—	(672)	—
Add: Covered loan collection expense	462	276	699	836	1,201	1,437	3,923
Add: Defeasance cost	—	—	—	—	—	—	996
Add: Seasonal payroll tax fluctuation	(1,112)	(312)	1,610	(873)	(1,121)	186	873
Add: FDIC indemnification asset (accretion) amortization	(1,209)	16	1,208	407	513	15	979
Add: (Gain) loss on foreign currency remeasurement	(203)	33	22	(826)	825	(148)	825
Add: Fees for termination of repurchase agreements	—	—	—	2,110	—	—	—
Less: Gain from investment partnerships	(561)	(562)	(1,058)	(373)	(718)	(2,181)	(2,178)
Less: Gain on bargain purchases, net	—	—	—	(85)	(6,633)	—	(7,418)
Less: Trading losses (gains), net	1,655	(3,260)	435	120	998	(1,170)	1,780
Less: Gains on available-for-sale securities, net	(75)	(2)	(251)	(2,561)	(409)	(328)	(2,334)
Pre-tax adjusted earnings	$69,920	$70,920	$68,263	$72,441	$69,436	$209,103	$202,431
Calculation of book value per share
Total shareholders’ equity	$1,873,566	$1,836,660	$1,825,688	$1,804,705	$1,761,300
Less: Preferred stock	(126,500)	(176,476)	(176,441)	(176,406)	(176,371)
(J) Total common equity	$1,747,066	$1,660,184	$1,649,247	$1,628,299	$1,584,929
Actual common shares outstanding	39,731	37,725	37,014	36,862	36,411
Add: TEU conversion shares	6,133	6,145	6,238	6,241	6,133
(K) Common shares used for book value calculation	45,864	43,870	43,252	43,103	42,544
Book value per share (J/K)	$38.09	$37.84	$38.13	$37.78	$37.25
Tangible common book value per share (H/K)	$29.89	$29.25	$29.74	$29.28	$28.93
Calculation of return on average common equity
(L) Net income applicable to common shares	33,982	31,690	29,436	27,473	29,686	95,108	74,630
Total average shareholders' equity	1,853,122	1,859,265	1,818,127	1,786,824	1,736,740	1,843,633	1,665,874
Less: Average preferred stock	(136,278)	(176,454)	(176,422)	(176,383)	(176,349)	(162,904)	(140,304)
(M) Total average common shareholders' equity	1,716,844	1,682,811	1,641,705	1,610,441	1,560,391	1,680,729	1,525,570
Less: Average intangible assets	(376,667)	(372,796)	(365,505)	(356,320)	(352,779)	(371,697)	(338,486)
(N) Total average tangible common shareholders’ equity	1,340,177	1,310,015	1,276,200	1,254,121	1,207,612	1,309,032	1,187,084
Return on average common equity, annualized (L/M)	7.85%	7.55%	7.27%	6.79%	7.57%	7.57%	6.53%
Return on average tangible common equity, annualized (L/N)	10.06%	9.70%	9.35%	8.71%	9.78%	9.71%	8.40%

LOANS
Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2012	From (1) December 31, 2012	From September 30, 2012
Balance:
Commercial	$3,109,121	$2,914,798	$2,771,053	9%	12%
Commercial real-estate	4,146,110	3,864,118	3,699,712	10	12
Home equity	736,620	788,474	807,592	(9)	(9)
Residential real-estate	397,707	367,213	376,678	11	6
Premium finance receivables - commercial	2,150,481	1,987,856	1,982,945	11	8
Premium finance receivables - life insurance	1,869,739	1,725,166	1,665,620	11	12
Indirect consumer (2)	57,236	77,333	77,378	(35)	(26)
Consumer and other	114,025	103,985	108,922	13	5
Total loans, net of unearned income, excluding covered loans	$12,581,039	$11,828,943	$11,489,900	9%	9%
Covered loans	415,988	560,087	657,525	(34)	(37)
Total loans, net of unearned income	$12,997,027	$12,389,030	$12,147,425	7%	7%
Mix:
Commercial	24%	24%	23%
Commercial real-estate	32	31	30
Home equity	6	6	7
Residential real-estate	3	3	3
Premium finance receivables - commercial	16	16	16
Premium finance receivables - life insurance	14	14	14
Indirect consumer (2)	1	1	1
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	97%	96%	95%
Covered loans	3	4	5
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

(2)	Includes autos, boats, snowmobiles and other indirect consumer loans.

As of September 30, 2013		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial and industrial	$1,722,551	23.8%	$15,283	$190	$17,396
Franchise	213,328	2.9	—	—	1,715
Mortgage warehouse lines of credit	71,383	1.0	—	—	624
Community Advantage - homeowner associations	90,504	1.2	—	—	226
Aircraft	12,601	0.2	—	—	32
Asset-based lending	739,568	10.2	2,364	—	6,722
Tax exempt	148,103	2.0	—	—	1,165
Leases	101,654	1.4	—	—	253
Other	90	—	—	—	1
Purchased non-covered commercial loans (1)	9,339	0.1	—	265	107
Total commercial	$3,109,121	42.8%	$17,647	$455	$28,241
Commercial Real-Estate:
Residential construction	$40,330	0.6%	$2,049	$3,120	$920
Commercial construction	146,088	2.0	7,854	—	2,180
Land	109,251	1.5	4,216	—	3,881
Office	634,520	8.7	4,318	—	5,409
Industrial	625,012	8.6	8,184	—	5,533
Retail	612,215	8.4	11,259	—	6,928
Multi-family	550,625	7.6	2,603	—	11,361
Mixed use and other	1,369,670	19.0	12,240	269	14,493
Purchased non-covered commercial real-estate (1)	58,399	0.8	—	9,607	114
Total commercial real-estate	$4,146,110	57.2%	$52,723	$12,996	$50,819
Total commercial and commercial real-estate	$7,255,231	100.0%	$70,370	$13,451	$79,060

Commercial real-estate - collateral location by state:
Illinois	$3,524,288	85.0%
Wisconsin	348,739	8.4
Total primary markets	$3,873,027	93.4%
Florida	66,677	1.6
Arizona	16,163	0.4
Indiana	80,304	1.9
Other (no individual state greater than 0.5%)	109,939	2.7
Total	$4,146,110	100.0%

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS
Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2012	From (1) December 31, 2012	From September 30, 2012
Balance:
Non-interest bearing	$2,622,518	$2,396,264	$2,162,215	13%	21%
NOW	1,922,906	2,022,957	1,841,743	(7)	4
Wealth Management deposits (2)	1,099,509	991,902	979,306	15	12
Money Market	3,423,413	2,761,498	2,596,702	32	32
Savings	1,318,147	1,275,012	1,156,466	5	14
Time certificates of deposit	4,260,953	4,980,911	5,111,533	(19)	(17)
Total deposits	$14,647,446	$14,428,544	$13,847,965	2%	6%
Mix:
Non-interest bearing	18%	17%	16%
NOW	13	14	13
Wealth Management deposits (2)	8	7	7
Money Market	23	19	19
Savings	9	9	8
Time certificates of deposit	29	34	37
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of September 30, 2013

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$4,501	$79,626	$160,612	$664,387	$909,126	0.54%
4-6 months	40,000	65,158	—	679,158	784,316	0.74%
7-9 months	4,953	26,356	—	536,106	567,415	0.69%
10-12 months	18,229	51,441	—	430,125	499,795	0.71%
13-18 months	95,661	18,507	—	429,645	543,813	1.24%
19-24 months	72,298	15,344	—	239,826	327,468	1.36%
24+ months	163,721	19,906	—	445,393	629,020	1.25%
Total	$399,363	$276,338	$160,612	$3,424,640	$4,260,953	0.87%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME
The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the third quarter of 2013 compared to the third quarter of 2012 (linked quarters):

	Three months ended September 30, 2013			Three months ended September 30, 2012
(Dollars in thousands)	Average	Interest	Rate	Average	Interest	Rate
Liquidity management assets (1) (2) (7)	$2,262,839	$10,504	1.84%	$2,565,151	$9,061	1.41%
Other earning assets (2) (3) (7)	27,426	221	3.19	31,142	222	2.83
Loans, net of unearned income (2) (4) (7)	13,113,138	142,085	4.30	11,922,450	137,022	4.57
Covered loans	435,961	8,967	8.16	597,518	12,397	8.25
Total earning assets (7)	$15,839,364	$161,777	4.05%	$15,116,261	$158,702	4.18%
Allowance for loan and covered loan losses	(126,164)			(138,740)
Cash and due from banks	209,539			185,435
Other assets	1,566,832			1,542,473
Total assets	$17,489,571			$16,705,429

Interest-bearing deposits	$11,817,636	$12,524	0.42%	$11,261,184	$16,794	0.59%
Federal Home Loan Bank advances	454,563	2,729	2.38	441,445	2,817	2.54
Notes payable and other borrowings	256,318	910	1.41	426,675	2,024	1.89
Secured borrowings - owed to securitization investors	—	—	—	176,904	795	1.79
Subordinated notes	10,000	40	1.57	15,000	67	1.75
Junior subordinated notes	249,493	3,183	4.99	249,493	3,129	4.91
Total interest-bearing liabilities	$12,788,010	$19,386	0.60%	$12,570,701	$25,626	0.81%
Non-interest bearing deposits	2,552,182			2,092,028
Other liabilities	296,257			305,960
Equity	1,853,122			1,736,740
Total liabilities and shareholders’ equity	$17,489,571			$16,705,429
Interest rate spread (5) (7)			3.45%			3.37%
Net free funds/contribution (6)	$3,051,354		0.12%	$2,545,560		0.13%
Net interest income/Net interest margin (7)		$142,391	3.57%		$133,076	3.50%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended September 30, 2013 and 2012 were $609,000 and $501,000, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the third quarter of 2013 compared to the second quarter of 2013 (sequential quarters):

	Three months ended September 30, 2013			Three months ended June 30, 2013
(Dollars in thousands)	Average	Interest	Rate	Average	Interest	Rate
Liquidity management assets (1) (2) (7)	$2,262,839	$10,504	1.84%	$2,560,118	$10,823	1.70%
Other earning assets (2) (3) (7)	27,426	221	3.19	25,775	201	3.13
Loans, net of unearned income (2) (4) (7)	13,113,138	142,085	4.30	12,546,676	137,139	4.38
Covered loans	435,961	8,967	8.16	491,603	9,068	7.40
Total earning assets (7)	$15,839,364	$161,777	4.05%	$15,624,172	$157,231	4.04%
Allowance for loan and covered loan losses	(126,164)			(126,455)
Cash and due from banks	209,539			225,712
Other assets	1,566,832			1,560,556
Total assets	$17,489,571			$17,283,985

Interest-bearing deposits	$11,817,636	$12,524	0.42%	$11,766,422	$13,675	0.47%
Federal Home Loan Bank advances	454,563	2,729	2.38	434,572	2,821	2.60
Notes payable and other borrowings	256,318	910	1.41	273,255	1,132	1.66
Secured borrowings - owed to securitization investors	—	—	—	—	—	—
Subordinated notes	10,000	40	1.57	13,187	52	1.58
Junior subordinated notes	249,493	3,183	4.99	249,493	3,142	4.98
Total interest-bearing liabilities	$12,788,010	$19,386	0.60%	$12,736,929	$20,822	0.65%
Non-interest bearing deposits	2,552,182			2,379,315
Other liabilities	296,257			308,476
Equity	1,853,122			1,859,265
Total liabilities and shareholders’ equity	$17,489,571			$17,283,985
Interest rate spread (5) (7)			3.45%			3.39%
Net free funds/contribution (6)	$3,051,354		0.12%	$2,887,243		0.11%
Net interest income/Net interest margin (7)		$142,391	3.57%		$136,409	3.50%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended September 30, 2013 was $609,000 and for the three months ended June 30, 2013 was $585,000.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

The following table presents a summary of Wintrust's average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012:

	Nine months ended September 30, 2013			Nine months ended September 30, 2012
(Dollars in thousands)	Average	Interest	Rate	Average	Interest	Rate
Liquidity management assets (1) (2) (7)	$2,538,131	$31,690	1.67%	$2,700,742	$33,794	1.67%
Other earning assets (2) (3) (7)	25,815	602	3.12	30,802	679	2.94
Loans, net of unearned income (2) (4) (7)	12,640,610	410,964	4.35	11,359,017	396,099	4.66
Covered loans	487,581	28,559	7.83	641,354	41,244	8.59
Total earning assets (7)	$15,692,137	$471,815	4.02%	$14,731,915	$471,816	4.28%
Allowance for loan and covered loan losses	(125,950)			(134,876)
Cash and due from banks	217,503			160,565
Other assets	1,560,629			1,530,587
Total assets	$17,344,319			$16,288,191

Interest-bearing deposits	$11,813,674	$40,703	0.46%	$10,854,166	$52,096	0.64%
Federal Home Loan Bank advances	434,557	8,314	2.56	475,310	9,269	2.60
Notes payable and other borrowings	275,425	3,196	1.55	451,455	7,400	2.19
Secured borrowings - owed to securitization investors	—	—	—	365,670	5,087	1.86
Subordinated notes	12,711	151	1.57	24,562	362	1.94
Junior subordinated notes	249,493	9,444	4.99	249,493	9,424	4.96
Total interest-bearing liabilities	$12,785,860	$61,808	0.64%	$12,420,656	$83,638	0.90%
Non-interest bearing deposits	2,408,365			1,973,280
Other liabilities	306,461			228,381
Equity	1,843,633			1,665,874
Total liabilities and shareholders’ equity	$17,344,319			$16,288,191
Interest rate spread (5) (7)			3.38%			3.38%
Net free funds/contribution (6)	$2,906,277		0.11%	$2,311,259		0.14%
Net interest income/Net interest margin (7)		$410,007	3.49%		$388,178	3.52%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the nine months ended September 30, 2013 was $1.7 million and for the nine months ended September 30, 2012 was $1.4 million.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

NON-INTEREST INCOME
For the third quarter of 2013, non-interest income totaled $54.7 million, a decrease of $8.3 million, or 13%, compared to the third quarter of 2012. The decrease was primarily attributable to bargain purchase gains recorded in the prior year quarter, lower mortgage banking revenues and a decrease in fees from covered call options, partially offset by higher wealth management revenues and miscellaneous income.
The following table presents non-interest income by category for the periods presented:

	Three months ended September 30,		$	%
(Dollars in thousands)	2013	2012	Change	Change
Brokerage	$7,388	$6,355	$1,033	16
Trust and asset management	8,669	6,897	1,772	26
Total wealth management	16,057	13,252	2,805	21
Mortgage banking	25,682	31,127	(5,445)	(17)
Service charges on deposit accounts	5,308	4,235	1,073	25
Gains on available-for-sale securities, net	75	409	(334)	(82)
Fees from covered call options	285	2,083	(1,798)	(86)
Gain on bargain purchases, net	—	6,633	(6,633)	(100)
Trading losses, net	(1,655)	(998)	(657)	(66)
Other:
Interest rate swap fees	2,183	2,355	(172)	(7)
Bank Owned Life Insurance	625	810	(185)	(23)
Administrative services	943	825	118	14
Miscellaneous	5,159	2,214	2,945	NM
Total Other	8,910	6,204	2,706	44
Total Non-Interest Income	$54,662	$62,945	$(8,283)	(13)

	Nine months ended September 30,
			$	%
(Dollars in thousands)	2013	2012	Change	Change
Brokerage	$22,080	$19,073	$3,007	16
Trust and asset management	24,697	19,973	4,724	24
Total wealth management	46,777	39,046	7,731	20
Mortgage banking	87,561	75,268	12,293	16
Service charges on deposit accounts	15,136	12,437	2,699	22
Gains on available-for-sale securities, net	328	2,334	(2,006)	(86)
Fees from covered call options	2,917	8,320	(5,403)	(65)
Gain on bargain purchases, net	—	7,418	(7,418)	(100)
Trading gains (losses), net	1,170	(1,780)	2,950	NM
Other:
Interest rate swap fees	6,092	7,203	(1,111)	(15)
Bank Owned Life Insurance	2,372	2,234	138	6
Administrative services	2,512	2,414	98	4
Miscellaneous	11,171	6,009	5,162	86
Total Other	22,147	17,860	4,287	24
Total Non-Interest Income	$176,036	$160,903	$15,133	9
NM - Not Meaningful

The significant changes in non-interest income for the quarter ended September 30, 2013 compared to the quarter ended September 30, 2012 are discussed below.

Wealth management revenue totaled $16.1 million in the third quarter of 2013 compared to $13.3 million in the third quarter of 2012, an increase of 21%. The increase is mostly attributable to growth in assets from new customers and new financial advisors, as well as an increase in existing customer activity and market appreciation. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, money managed fees and insurance product commissions at Wayne Hummer Investments.

For the quarter ended September 30, 2013, mortgage banking revenue totaled $25.7 million, a decrease of $5.4 million or 17%, when compared to the third quarter of 2012. The decrease in mortgage banking revenue in the third quarter of 2013 as compared to the third quarter of 2012 resulted primarily from lower origination volumes as refinance activity declined as well as competitive pricing pressure. Mortgage loan originations were $940.8 million in the third quarter of 2013 as compared to $1.1 billion in the prior year quarter. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

A summary of mortgage banking components is shown below:

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Mortgage loans originated and sold	$940,827	$1,050,799	$1,119,762	$2,966,058	$2,688,002
Mortgage loans serviced for others	981,415	996,621	997,235
Fair value of mortgage servicing rights (MSRs)	8,608	8,636	6,276
MSRs as a percentage of loans serviced	0.88%	0.87%	0.63%

Service charges on deposit accounts totaled $5.3 million in the third quarter of 2013, an increase of $1.1 million compared to the prior year quarter. The increase in the current quarter is primarily a result of higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative as well as additional service charges on deposit accounts from acquired institutions.

Fees from covered call option transactions decreased by $1.8 million in the third quarter of 2013 as compared to the same period in the prior year. Fees from covered call options decreased primarily as a result of fewer option transactions entered in the third quarter of 2013 compared to the third quarter of 2012 resulting in lower premiums received by the Company. The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Historically, the Company has effectively entered into these transactions with the goal of enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to increase the total return associated with holding certain investment securities that do not qualify as hedges pursuant to accounting guidance. An illustration of the past effectiveness of this strategy is shown in the Supplemental Financial Information section (see page titled “Net Interest Margin (Including Call Option Income)”).

Gain on bargain purchases for the current quarter decreased by $6.6 million compared to the third quarter of 2012. The Company recognized gains on bargain purchases in the prior year quarter related to the acquisition of First United Bank.

The Company recognized $1.7 million in trading losses in the third quarter of 2013 compared to trading losses of $998,000 in the third quarter of 2012. The increase in trading losses resulted primarily from fair value adjustments related to interest rate derivatives not designated as hedges, primarily interest rate cap instruments that the Company uses to manage interest rate risk, specifically in the event of future increases in short-term interest rates. The change in value of the cap derivatives reflects the present value of expected cash flows over the remaining life of the caps. These expected cash flows are derived from the expected path for and a measure of volatility for short-term interest rates.

Other non-interest income for the third quarter of 2013 totaled $8.9 million, an increase of $2.7 million compared to the third quarter of 2012. Miscellaneous income increased in the third quarter of 2013 compared to the prior year quarter primarily as a result of increased FDIC indemnification asset accretion and foreign currency remeasurement gains in the current quarter. The increase in FDIC indemnification asset accretion in the current quarter compared to the third quarter of 2012 reflects a benefit arising from adjusting certain factors, primarily from an evaluation of our cumulative service costs, which in turn reduced our projected clawback liability.

NON-INTEREST EXPENSE

Non-interest expense for the third quarter of 2013 totaled $127.2 million and increased approximately $2.7 million, or 2%, compared to the third quarter of 2012. The increase was primarily attributable to higher salary and employee benefit costs and increased occupancy, data processing and equipment expenses, partially offset by a decrease in OREO expenses and professional fees.
The following table presents non-interest expense by category for the periods presented:

	Three months ended September 30,		$ Change	% Change
(Dollars in thousands)	2013	2012
Salaries and employee benefits:
Salaries	$42,789	$40,173	2,616	7
Commissions and bonus	23,409	24,041	(632)	(3)
Benefits	11,809	11,066	743	7
Total salaries and employee benefits	78,007	75,280	2,727	4
Equipment	6,593	5,888	705	12
Occupancy, net	9,079	8,024	1,055	13
Data processing	4,884	4,103	781	19
Advertising and marketing	2,772	2,528	244	10
Professional fees	3,378	4,653	(1,275)	(27)
Amortization of other intangible assets	1,154	1,078	76	7
FDIC insurance	3,245	3,549	(304)	(9)
OREO expense, net	2,499	3,808	(1,309)	(34)
Other:
Commissions - 3rd party brokers	1,277	1,106	171	15
Postage	1,255	1,120	135	12
Stationery and supplies	1,009	954	55	6
Miscellaneous	12,096	12,457	(361)	(3)
Total other	15,637	15,637	—	—
Total Non-Interest Expense	$127,248	$124,548	$2,700	2

	Nine months ended September 30,
			$ Change	% Change
(Dollars in thousands)	2013	2012
Salaries and employee benefits:
Salaries	$126,291	$115,343	10,948	9
Commissions and bonus	69,828	60,231	9,597	16
Benefits	38,626	36,875	1,751	5
Total salaries and employee benefits	234,745	212,449	22,296	10
Equipment	19,190	16,754	2,436	15
Occupancy, net	26,639	23,814	2,825	12
Data processing	13,841	11,561	2,280	20
Advertising and marketing	7,534	6,713	821	12
Professional fees	10,790	12,104	(1,314)	(11)
Amortization of other intangible assets	3,438	3,216	222	7
FDIC insurance	9,692	10,383	(691)	(7)
OREO expense, net	3,163	16,834	(13,671)	(81)
Other:
Commissions - 3rd party brokers	3,639	3,196	443	14
Postage	3,968	3,873	95	2
Stationery and supplies	2,830	2,908	(78)	(3)
Miscellaneous	36,085	35,687	398	1
Total other	46,522	45,664	858	2
Total Non-Interest Expense	$375,554	$359,492	$16,062	4
NM - Not Meaningful

The significant changes in non-interest expense for the quarter ended September 30, 2013 compared to the quarter ended September 30, 2012 are discussed below.

Salaries and employee benefits expense increased $2.7 million, or 4%, in the third quarter of 2013 compared to the third quarter of 2012 primarily as a result of a $2.6 million increase in salaries caused by the addition of employees from the various acquisitions and larger staffing as the Company grows and a $743,000 increase in employee benefits partially offset by a $632,000 decrease in bonus and commissions primarily attributable to the decrease in variable pay based revenue and the Company's long-term incentive program.

Equipment expense totaled $6.6 million for the third quarter of 2013, an increase of $705,000 compared to the third quarter of 2012. The increase is primarily related to additional equipment depreciation as a result of acquisitions as well as increased software license fees. Equipment expense includes depreciation on equipment, maintenance and repairs, equipment rental and software license fees.

Occupancy expense for the third quarter of 2013 was $9.1 million, an increase of $1.1 million, or 13%, compared to the same period in 2012. The increase is primarily the result of depreciation and maintenance and repairs on owned locations including those obtained in the Company's acquisitions as well as increased property taxes, partially offset by increased rental income. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for leased premises.

Data processing expenses increased $781,000 in the third quarter of 2013 totaling $4.9 million compared to $4.1 million recorded in the third quarter of 2012. The amount of data processing expenses incurred fluctuates based on the overall growth of loan and deposit accounts as well as additional expenses recorded related to bank acquisition transactions. Data processing expenses increased in the current quarter compared to the previous year quarter primarily as a result of conversion expenses at acquired banks.

Professional fees for the third quarter of 2013 were $3.4 million, a decrease of $1.3 million, or 27%, compared to the same period in 2012. This decrease is primarily a result of reduced legal costs in current quarter. Professional fees include legal, audit and tax fees, external loan review costs and normal regulatory exam assessments.

OREO expense totaled $2.5 million in the third quarter of 2013 compared to OREO expense of $3.8 million recorded in the third quarter of 2012. OREO expense was lower in the current quarter as compared to the third quarter of 2012 due to higher gains on sales of OREO properties in the current quarter. OREO costs include all costs related to obtaining, maintaining and selling other real estate owned properties.

Miscellaneous expenses in the third quarter of 2013 decreased $361,000, or 3%, compared to the same period in the prior year. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2013	2012	2013	2012
Allowance for loan losses at beginning of period	$106,842	$111,920	$107,351	$110,381
Provision for credit losses	11,580	18,192	42,080	51,740
Other adjustments	(205)	(534)	(743)	(1,044)
Reclassification from/(to) allowance for unfunded lending-related commitments	284	626	136	953
Charge-offs:
Commercial	3,281	3,315	8,914	12,623
Commercial real estate	6,982	17,000	25,228	34,455
Home equity	711	1,543	4,893	5,865
Residential real estate	328	1,027	2,573	1,590
Premium finance receivables - commercial	1,294	886	3,668	2,467
Premium finance receivables - life insurance	3	—	3	16
Indirect consumer	23	73	71	157
Consumer and other	193	93	402	454
Total charge-offs	12,815	23,937	45,752	57,627
Recoveries:
Commercial	756	349	1,319	852
Commercial real estate	272	5,352	1,224	5,657
Home equity	43	52	376	385
Residential real estate	64	8	87	13
Premium finance receivables - commercial	314	191	878	621
Premium finance receivables - life insurance	2	15	11	54
Indirect consumer	12	25	44	76
Consumer and other	39	28	177	226
Total recoveries	1,502	6,020	4,116	7,884
Net charge-offs	(11,313)	(17,917)	(41,636)	(49,743)
Allowance for loan losses at period end	$107,188	$112,287	$107,188	$112,287
Allowance for unfunded lending-related commitments at period end	1,267	12,627	1,267	12,627
Allowance for credit losses at period end	$108,455	$124,914	$108,455	$124,914
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.32%	0.44%	0.34%	0.61%
Commercial real estate	0.65	1.27	0.80	1.07
Home equity	0.36	0.73	0.79	0.88
Residential real estate	0.12	0.44	0.42	0.27
Premium finance receivables - commercial	0.17	0.14	0.18	0.14
Premium finance receivables - life insurance	—	—	—	—
Indirect consumer	0.08	0.25	0.06	0.15
Consumer and other	0.48	0.22	0.25	0.26
Total loans, net of unearned income, excluding covered loans	0.34%	0.60%	0.44%	0.58%
Net charge-offs as a percentage of the provision for credit losses	97.69%	98.49%	98.95%	96.14%
Loans at period-end			$12,581,039	$11,489,900
Allowance for loan losses as a percentage of loans at period end			0.85%	0.98%
Allowance for credit losses as a percentage of loans at period end			0.86%	1.09%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).
The provision for credit losses, excluding the provision for covered loan losses, totaled $11.6 million for the third quarter of 2013, $15.1 million for the second quarter of 2013 and $18.2 million for the third quarter of 2012. For the quarter ended September 30, 2013, net charge-offs, excluding covered loans, totaled $11.3 million compared to $18.4 million in the second quarter of 2013 and $17.9 million recorded in the third quarter of 2012. Annualized net charge-offs as a percentage of average loans, excluding covered loans, were 0.34% in the third quarter of 2013, 0.59% in the second quarter of 2013 and 0.60% in the third quarter of 2012. Net charge-offs decreased in the third quarter of 2013 compared to the second quarter of 2013 primarily as a result of a $7.7 million decrease in net charge-offs within the commercial real estate loan portfolio and a $946,000 decrease within the home equity portfolio, partially offset by a $1.7 million decrease within the commercial loan portfolio.
The allowance for unfunded lending-related commitments totaled $1.3 million as of September 30, 2013 compared to $3.6 million as of June 30, 2013 and $12.6 million as of September 30, 2012. The decrease when comparing both periods was primarily attributable to the funding in the second and third quarter of 2013 of two letters of credit. The lower level of the allowance for credit losses in 2013, reflects the improvements in credit quality metrics compared to 2012.
Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.
The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of September 30, 2013 and June 30, 2013.

	As of September 30, 2013
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)	$1,701,689	$17,295	1.02%
Asset-based lending (1)	723,583	6,674	0.92
Tax exempt (1)	147,638	1,165	0.79
Leases (1)	101,395	253	0.25
Other (1)	90	1	1.11
Commercial real-estate:
Residential construction (1)	39,916	919	2.30
Commercial construction (1)	145,568	2,175	1.49
Land (1)	107,864	3,879	3.60
Office (1)	615,118	5,288	0.86
Industrial (1)	618,046	5,484	0.89
Retail (1)	594,648	6,837	1.15
Multi-family (1)	515,337	11,294	2.19
Mixed use and other (1)	1,263,025	14,228	1.13
Home equity (1)	713,288	15,322	2.15
Residential real-estate (1)	381,270	5,237	1.37
Total core loan portfolio	$7,668,475	$96,051	1.25%
Commercial:
Franchise	$213,328	$1,715	0.80%
Mortgage warehouse lines of credit	71,383	624	0.87
Community Advantage - homeowner associations	90,504	226	0.25
Aircraft	12,601	32	0.25
Purchased non-covered commercial loans (2)	46,910	256	0.55
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	246,588	715	0.29
Purchased non-covered home equity (2)	23,332	39	0.17
Purchased non-covered residential real-estate (2)	16,437	20	0.12
Premium finance receivables
U.S. commercial insurance loans	1,874,942	4,625	0.25
Canada commercial insurance loans (2)	275,539	183	0.07
Life insurance loans (1)	1,409,856	679	0.05
Purchased life insurance loans (2)	459,883	—	—
Indirect consumer	57,236	201	0.35
Consumer and other (1)	106,575	1,809	1.70
Purchased non-covered consumer and other (2)	7,450	13	0.17
Total consumer, niche and purchased loan portfolio	$4,912,564	$11,137	0.23%
Total loans, net of unearned income, excluding covered loans	$12,581,039	$107,188	0.85%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of June 30, 2013
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:
Commercial and industrial (1)(3)	$1,666,310	$17,808	1.07%
Asset-based lending (1)(3)	674,945	5,868	0.87
Tax exempt (1)	151,008	1,233	0.82
Leases (1)	101,807	255	0.25
Other (1)	98	1	1.02
Commercial real-estate:
Residential construction (1)	38,885	1,219	3.13
Commercial construction (1)	137,518	2,102	1.53
Land (1)	115,452	3,603	3.12
Office (1)	578,984	6,055	1.05
Industrial (1)	609,211	6,065	1.00
Retail (1)	589,845	5,459	0.93
Multi-family (1)	495,484	11,697	2.36
Mixed use and other (1)(3)	1,277,391	15,141	1.19
Home equity (1)	733,777	14,173	1.93
Residential real-estate (1)	367,573	4,813	1.31
Total core loan portfolio	$7,538,288	$95,492	1.27%
Commercial:
Franchise	$202,240	$1,647	0.81%
Mortgage warehouse lines of credit	174,422	1,571	0.90
Community Advantage - homeowner associations	83,003	208	0.25
Aircraft	13,174	33	0.25
Purchased non-covered commercial loans (2)	52,924	107	0.20
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	251,858	615	0.24
Purchased non-covered home equity (2)	24,483	32	0.13
Purchased non-covered residential real-estate (2)	17,388	12	0.07
Premium finance receivables
U.S. commercial insurance loans	1,900,889	4,632	0.24
Canada commercial insurance loans (2)	264,845	200	0.08
Life insurance loans (1)	1,346,697	436	0.03
Purchased life insurance loans (2)	474,450	—	—
Indirect consumer	64,521	263	0.41
Consumer and other (1)	98,830	1,580	1.60
Purchased non-covered consumer and other (2)	8,880	14	0.16
Total consumer, niche and purchased loan portfolio	$4,978,604	$11,350	0.23%
Total loans, net of unearned income, excluding covered loans	$12,516,892	$106,842	0.85%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

(3)
The June 30, 2013 reported asset-based lending portfolio decreased approximately $245 million, and the reported commercial and industrial and mixed use and other portfolios increased approximately $244 million and $645,000, respectively. These adjustments are the result of a re-assessment of characteristics of certain loans within these portfolios. Reclassification of these prior period amounts have been made to conform with current period presentation.

As part of a quarterly review performed by Management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of September 30, 2013 and June 30, 2013. The allowance for loan losses to core loans was 1.25% compared to 0.23% for consumer, niche and purchased loans and 0.85% for the entire loan portfolio as of September 30, 2013. As of June 30, 2013, the allowance for loan losses to core loans was 1.27% compared to 0.23% for consumer, niche and purchased loans and 0.85% for the entire loan portfolio.
The decrease in the allowance for loan losses to core loans in the third quarter of 2013 compared to the second quarter of 2013 was attributable to an increase in core loans requiring ASC 450 reserves (general reserves). The ASC 450 reserve as a percentage of core loans was 1.09% at September 30, 2013 and 1.14% at June 30, 2013. The decrease was attributable to lower ASC 450 reserve factors, which are influenced by declining historical charge-offs. This effect on the allowance for loan losses to core loans was partially offset by a $2.4 million increase in ASC 310 reserves (specific reserves) on the core portfolio.

The table below shows the aging of the Company’s loan portfolio at September 30, 2013:

		90+ days	60-89	30-59
As of September 30, 2013		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$15,283	$190	$3,585	$15,261	$1,688,232	$1,722,551
Franchise	—	—	113	—	213,215	213,328
Mortgage warehouse lines of credit	—	—	—	—	71,383	71,383
Community Advantage - homeowners association	—	—	—	—	90,504	90,504
Aircraft	—	—	—	—	12,601	12,601
Asset-based lending	2,364	—	693	3,926	732,585	739,568
Tax exempt	—	—	—	—	148,103	148,103
Leases	—	—	—	—	101,654	101,654
Other	—	—	—	—	90	90
Purchased non-covered commercial (1)	—	265	—	1,642	7,432	9,339
Total commercial	17,647	455	4,391	20,829	3,065,799	3,109,121
Commercial real-estate
Residential construction	2,049	3,120	1,595	261	33,305	40,330
Commercial construction	7,854	—	—	—	138,234	146,088
Land	4,216	—	—	4,082	100,953	109,251
Office	4,318	—	3,965	1,270	624,967	634,520
Industrial	8,184	—	—	2,419	614,409	625,012
Retail	11,259	—	271	7,422	593,263	612,215
Multi-family	2,603	—	—	4,332	543,690	550,625
Mixed use and other	12,240	269	2,761	15,371	1,339,029	1,369,670
Purchased non-covered commercial real-estate (1)	—	9,607	3,380	2,702	42,710	58,399
Total commercial real-estate	52,723	12,996	11,972	37,859	4,030,560	4,146,110
Home equity	10,926	—	2,436	5,887	717,371	736,620
Residential real estate	14,126	—	1,749	2,844	377,489	396,208
Purchased non-covered residential real estate (1)	—	447	289	34	729	1,499
Premium finance receivables
Commercial insurance loans	10,132	11,751	5,307	14,628	2,108,663	2,150,481
Life insurance loans	14	592	6,428	—	1,402,822	1,409,856
Purchased life insurance loans (1)	—	—	—	—	459,883	459,883
Indirect consumer	80	100	97	231	56,728	57,236
Consumer and other	1,591	—	319	445	111,491	113,846
Purchased non-covered consumer and other (1)	—	28	—	19	132	179
Total loans, net of unearned income, excluding covered loans	$107,239	$26,369	$32,988	$82,776	$12,331,667	$12,581,039
Covered loans	8,602	81,430	9,813	9,216	306,927	415,988
Total loans, net of unearned income	$115,841	$107,799	$42,801	$91,992	$12,638,594	$12,997,027

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.9%	—%	0.2%	0.9%	98.0%	100.0%
Franchise	—	—	0.1	—	99.9	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	0.3	—	0.1	0.5	99.1	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
Purchased non-covered commercial(1)	—	2.8	—	17.6	79.6	100.0
Total commercial	0.6	—	0.1	0.7	98.6	100.0
Commercial real-estate
Residential construction	5.1	7.7	4.0	0.6	82.6	100.0
Commercial construction	5.4	—	—	—	94.6	100.0
Land	3.9	—	—	3.7	92.4	100.0
Office	0.7	—	0.6	0.2	98.5	100.0
Industrial	1.3	—	—	0.4	98.3	100.0
Retail	1.8	—	—	1.2	97.0	100.0
Multi-family	0.5	—	—	0.8	98.7	100.0
Mixed use and other	0.9	—	0.2	1.1	97.8	100.0
Purchased non-covered commercial real-estate (1)	—	16.5	5.8	4.6	73.1	100.0
Total commercial real-estate	1.3	0.3	0.3	0.9	97.2	100.0
Home equity	1.5	—	0.3	0.8	97.4	100.0
Residential real estate	3.6	—	0.4	0.7	95.3	100.0
Purchased non-covered residential real estate(1)	—	29.8	19.3	2.3	48.6	100.0
Premium finance receivables
Commercial insurance loans	0.5	0.5	0.2	0.7	98.1	100.0
Life insurance loans	—	—	0.5	—	99.5	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Indirect consumer	0.1	0.2	0.2	0.4	99.1	100.0
Consumer and other	1.4	—	0.3	0.4	97.9	100.0
Purchased non-covered consumer and other(1)	—	15.6	—	10.6	73.8	100.0
Total loans, net of unearned income, excluding covered loans	0.9%	0.2%	0.3%	0.7%	97.9%	100.0%
Covered loans	2.1	19.6	2.4	2.2	73.7	100.0
Total loans, net of unearned income	0.9%	0.8%	0.3%	0.7%	97.3%	100.0%
As of September 30, 2013, $33.0 million of all loans, excluding covered loans, or 0.3%, were 60 to 89 days past due and $82.8 million, or 0.7%, were 30 to 59 days (or one payment) past due. As of June 30, 2013, $42.8 million of all loans, excluding covered loans, or 0.3%, were 60 to 89 days past due and $72.7 million, or 0.6%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.
The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at September 30, 2013 that are current with regard to the contractual terms of the loan agreement represent 97.4% of the total home equity portfolio. Residential real estate loans at September 30, 2013 that are current with regards to the contractual terms of the loan agreements comprise 95.1% of total residential real estate loans outstanding, which includes purchased non-covered residential real-estate.

The table below shows the aging of the Company’s loan portfolio at June 30, 2013:

		90+ days	60-89	30-59
As of June 30, 2013		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial (2)	$15,432	$—	$2,940	$12,111	$1,665,753	$1,696,236
Franchise	—	—	—	450	201,790	202,240
Mortgage warehouse lines of credit	—	—	—	—	174,422	174,422
Community Advantage - homeowners association	—	—	—	—	83,003	83,003
Aircraft	—	—	—	—	13,174	13,174
Asset-based lending (2)	1,816	100	2,305	4,949	676,531	685,701
Tax exempt	—	—	—	—	151,492	151,492
Leases	—	—	—	—	102,409	102,409
Other	—	—	—	—	98	98
Purchased non-covered commercial(1)	—	190	—	1,632	9,334	11,156
Total commercial	17,248	290	5,245	19,142	3,078,006	3,119,931
Commercial real-estate
Residential construction	2,659	3,263	379	—	32,998	39,299
Commercial construction	7,857	—	1,271	70	128,845	138,043
Land	5,742	—	330	4,141	106,640	116,853
Office	6,324	—	4,210	2,720	584,503	597,757
Industrial	5,773	—	4,597	4,984	600,147	615,501
Retail	7,471	—	1,760	2,031	596,129	607,391
Multi-family	3,337	—	401	3,149	526,681	533,568
Mixed use and other (2)	15,662	—	2,183	10,379	1,350,581	1,378,805
Purchased non-covered commercial real-estate (1)	—	6,466	3,430	6,226	51,289	67,411
Total commercial real-estate	54,825	9,729	18,561	33,700	3,977,813	4,094,628
Home equity	12,322	25	2,085	5,821	738,007	758,260
Residential real estate	10,213	—	1,896	1,836	368,696	382,641
Purchased non-covered residential real estate (1)	—	—	46	260	2,014	2,320
Premium finance receivables
Commercial insurance loans	13,605	6,671	6,592	11,386	2,127,480	2,165,734
Life insurance loans	16	1,212	7,896	—	1,337,573	1,346,697
Purchased life insurance loans (1)	—	—	—	—	474,450	474,450
Indirect consumer	91	217	28	428	63,757	64,521
Consumer and other	1,677	—	484	156	105,055	107,372
Purchased non-covered consumer and other (1)	—	28	—	—	310	338
Total loans, net of unearned income, excluding covered loans	$109,997	$18,172	$42,833	$72,729	$12,273,161	$12,516,892
Covered loans	9,854	61,852	13,219	11,514	358,163	454,602
Total loans, net of unearned income	$119,851	$80,024	$56,052	$84,243	$12,631,324	$12,971,494

(1)	Purchased loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

(2)
The June 30, 2013 reported asset-based lending portfolio decreased approximately $245 million, and the reported commercial and industrial and mixed use and other portfolios increased approximately $244 million and $645,000, respectively. These adjustments are the result of a re-assessment of characteristics of certain loans within these portfolios. Reclassification of these prior period amounts have been made to conform with current period presentation.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.9%	—%	0.2%	0.7%	98.2%	100.0%
Franchise	—	—	—	0.2	99.8	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	0.3	—	0.3	0.7	98.7	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
Purchased non-covered commercial(1)	—	1.7	—	14.6	83.7	100.0
Total commercial	0.6	—	0.2	0.6	98.6	100.0
Commercial real-estate
Residential construction	6.8	8.3	1.0	—	83.9	100.0
Commercial construction	5.7	—	0.9	0.1	93.3	100.0
Land	4.9	—	0.3	3.5	91.3	100.0
Office	1.1	—	0.7	0.5	97.7	100.0
Industrial	0.9	—	0.7	0.8	97.6	100.0
Retail	1.2	—	0.3	0.3	98.2	100.0
Multi-family	0.6	—	0.1	0.6	98.7	100.0
Mixed use and other	1.1	—	0.2	0.8	97.9	100.0
Purchased non-covered commercial real-estate (1)	—	9.6	5.1	9.2	76.1	100.0
Total commercial real-estate	1.3	0.2	0.5	0.8	97.2	100.0
Home equity	1.6	—	0.3	0.8	97.3	100.0
Residential real estate	2.7	—	0.5	0.5	96.3	100.0
Purchased non-covered residential real estate (1)	—	—	2.0	11.2	86.8	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.3	0.3	0.5	98.3	100.0
Life insurance loans	—	0.1	0.6	—	99.3	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Indirect consumer	0.1	0.3	—	0.7	98.9	100.0
Consumer and other	1.6	—	0.5	0.1	97.8	100.0
Purchased non-covered consumer and other (1)	—	8.3	—	—	91.7	100.0
Total loans, net of unearned income, excluding covered loans	0.9%	0.1%	0.3%	0.6%	98.1%	100.0%
Covered loans	2.2	13.6	2.9	2.5	78.8	100.0
Total loans, net of unearned income	0.9%	0.6%	0.4%	0.6%	97.5%	100.0%

Non-performing Assets, excluding covered assets
The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and purchased non-covered loans acquired with evidence of credit quality deterioration since origination, at the dates indicated.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2013	2013	2012
Loans past due greater than 90 days and still accruing(1):
Commercial	$190	$100	$—
Commercial real-estate	3,389	3,263	—
Home equity	—	25	—
Residential real-estate	—	—	—
Premium finance receivables - commercial	11,751	6,671	5,533
Premium finance receivables - life insurance	592	1,212	—
Indirect consumer	100	217	215
Consumer and other	—	—	—
Total loans past due greater than 90 days and still accruing	16,022	11,488	5,748
Non-accrual loans(2):
Commercial	17,647	17,248	17,711
Commercial real-estate	52,723	54,825	58,461
Home equity	10,926	12,322	11,504
Residential real-estate	14,126	10,213	15,393
Premium finance receivables - commercial	10,132	13,605	7,488
Premium finance receivables - life insurance	14	16	29
Indirect consumer	80	91	72
Consumer and other	1,591	1,677	1,485
Total non-accrual loans	107,239	109,997	112,143
Total non-performing loans:
Commercial	17,837	17,348	17,711
Commercial real-estate	56,112	58,088	58,461
Home equity	10,926	12,347	11,504
Residential real-estate	14,126	10,213	15,393
Premium finance receivables - commercial	21,883	20,276	13,021
Premium finance receivables - life insurance	606	1,228	29
Indirect consumer	180	308	287
Consumer and other	1,591	1,677	1,485
Total non-performing loans	$123,261	$121,485	$117,891
Other real estate owned	46,901	46,169	61,897
Other real estate owned - obtained in acquisition	8,349	10,856	5,480
Other repossessed assets	446	1,032	—
Total non-performing assets	$178,957	$179,542	$185,268
TDRs performing under the contractual terms of the loan agreement	79,205	93,810	128,391
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.57%	0.56%	0.64%
Commercial real-estate	1.35	1.42	1.58
Home equity	1.48	1.63	1.42
Residential real-estate	3.55	2.65	4.09
Premium finance receivables - commercial	1.02	0.94	0.66
Premium finance receivables - life insurance	0.03	0.07	—
Indirect consumer	0.31	0.48	0.37
Consumer and other	1.40	1.56	1.36
Total loans, net of unearned income	0.98%	0.97%	1.03%
Total non-performing assets as a percentage of total assets	1.01%	1.02%	1.09%
Allowance for loan losses as a percentage of total non-performing loans	86.96%	87.95%	95.25%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $35.8 million, $32.4 million, and $18.8 million as of September 30, 2013, June 30, 2013, and September 30, 2012, respectively.

Non-performing Commercial and Commercial Real Estate
Commercial non-performing loans totaled $17.8 million as of September 30, 2013 compared to $17.3 million as of June 30, 2013 and $17.7 million as of September 30, 2012. Commercial real estate non-performing loans totaled $56.1 million as of September 30, 2013 compared to $58.1 million as of June 30, 2013 and $58.5 million as of September 30, 2012.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected to occur upon the ultimate resolution of these credits.
Non-performing Residential Real Estate and Home Equity
Non-performing home equity and residential real estate loans totaled $25.1 million as of September 30, 2013. The balance increased $2.5 million from June 30, 2013 and decreased $1.8 million from September 30, 2012. The September 30, 2013 non-performing balance is comprised of $14.1 million of residential real estate (69 individual credits) and $11.0 million of home equity loans (50 individual credits). On average, this is approximately 8 non-performing residential real estate loans and home equity loans per chartered bank within the Company. The Company believes control and collection of these loans is very manageable. At this time, management believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Non-performing Commercial Insurance Premium Finance Receivables
The table below presents the level of non-performing property and casualty premium finance receivables as of September 30, 2013 and 2012, and the amount of net charge-offs for the quarters then ended.

	September 30,	September 30,
(Dollars in thousands)	2013	2012
Non-performing premium finance receivables - commercial	$21,883	$13,021
- as a percent of premium finance receivables - commercial outstanding	1.02%	0.66%
Net charge-offs of premium finance receivables - commercial	$980	$695
- annualized as a percent of average premium finance receivables - commercial	0.17%	0.14%
Fluctuations in this category may occur due to timing and nature of account collections from insurance carriers. The Company’s underwriting standards, regardless of the condition of the economy, have remained consistent. We anticipate that net charge-offs and non-performing asset levels in the near term will continue to be at levels that are within acceptable operating ranges for this category of loans. Management is comfortable with administering the collections at this level of non-performing property and casualty premium finance receivables and believes reserves are adequate to absorb inherent losses that may occur upon the ultimate resolution of these credits.
Due to the nature of collateral for commercial premium finance receivables, it customarily takes 60-150 days to convert the collateral into cash. Accordingly, the level of non-performing commercial premium finance receivables is not necessarily indicative of the loss inherent in the portfolio. In the event of default, Wintrust has the power to cancel the insurance policy and collect the unearned portion of the premium from the insurance carrier. In the event of cancellation, the cash returned in payment of the unearned premium by the insurer should generally be sufficient to cover the receivable balance, the interest and other charges due. Due to notification requirements and processing time by most insurance carriers, many receivables will become delinquent beyond 90 days while the insurer is processing the return of the unearned premium. Management continues to accrue interest until maturity as the unearned premium is ordinarily sufficient to pay-off the outstanding balance and contractual interest due.

Nonperforming Loans Rollforward
The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the three and nine month periods ending September 30, 2013 and 2012:

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2013	2012	2013	2012
Balance at beginning of period	$121,485	$120,920	$118,083	$120,084
Additions, net	26,413	27,452	75,791	81,179
Return to performing status	(805)	(1,005)	(1,622)	(3,043)
Payments received	(8,251)	(14,773)	(22,924)	(29,236)
Transfer to OREO and other repossessed assets	(7,854)	(4,760)	(20,015)	(17,916)
Charge-offs	(7,753)	(10,616)	(28,226)	(33,560)
Net change for niche loans (1)	26	673	2,174	383
Balance at end of period	$123,261	$117,891	$123,261	$117,891

(1)	This includes activity for premium finance receivables and indirect consumer loans.
TDRs
The table below presents a summary of TDRs for the respective period, presented by loan category and accrual status:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2013	2013	2012
Accruing TDRs:
Commercial	$6,174	$7,316	$21,126
Commercial real estate	70,346	82,072	102,251
Residential real estate and other	2,685	4,422	5,014
Total accrual	$79,205	$93,810	$128,391
Non-accrual TDRs: (1)
Commercial	$2,199	$1,904	$924
Commercial real estate	30,442	28,552	15,399
Residential real estate and other	3,157	1,930	2,482
Total non-accrual	$35,798	$32,386	$18,805
Total TDRs:
Commercial	$8,373	$9,220	$22,050
Commercial real estate	100,788	110,624	117,650
Residential real estate and other	5,842	6,352	7,496
Total TDRs	$115,003	$126,196	$147,196
Weighted-average contractual interest rate of TDRs	4.12%	4.06%	4.21%

(1)	Included in total non-performing loans.
At September 30, 2013, the Company had $115.0 million in loans modified in TDRs. The $115.0 million in TDRs represents 161 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $126.2 million representing 167 credits at June 30, 2013 and decreased from $147.2 million representing 181 credits at September 30, 2012.

The table below presents a summary of TDRs as of September 30, 2013 and September 30, 2012, and shows the changes in the balance during the periods presented:
Three Months Ended September 30, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$9,220	$110,624	$6,352	$126,196
Additions during the period	—	3,003	1,000	4,003
Reductions:
Charge-offs	(584)	(4,923)	(3)	(5,510)
Transferred to OREO and other repossessed assets	—	—	—	—
Removal of TDR loan status (1)	(92)	—	—	(92)
Payments received	(171)	(7,916)	(1,507)	(9,594)
Balance at period end	$8,373	$100,788	$5,842	$115,003
Three Months Ended September 30, 2012

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$23,040	$141,877	$7,389	$172,306
Additions during the period	442	8,638	457	9,537
Reductions:
Charge-offs	(638)	(8,878)	(338)	(9,854)
Transferred to OREO and other repossessed assets	—	(1,012)	—	(1,012)
Removal of TDR loan status (1)	(163)	—	—	(163)
Payments received	(631)	(22,975)	(12)	(23,618)
Balance at period end	$22,050	$117,650	$7,496	$147,196

Nine Months Ended September 30, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$17,995	$102,415	$6,063	$126,473
Additions during the period	708	18,262	1,778	20,748
Reductions:
Charge-offs	(2,753)	(6,666)	(260)	(9,679)
Transferred to OREO and other repossessed assets	(3,800)	(837)	(103)	(4,740)
Removal of TDR loan status (1)	(2,932)	—	—	(2,932)
Payments received	(845)	(12,386)	(1,636)	(14,867)
Balance at period end	$8,373	$100,788	$5,842	$115,003

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Nine Months Ended September 30, 2012

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$10,834	$112,796	$6,888	$130,518
Additions during the period	13,325	55,017	1,546	69,888
Reductions:
Charge-offs	(799)	(11,536)	(632)	(12,967)
Transferred to OREO and other repossessed assets	—	(3,141)	—	(3,141)
Removal of TDR loan status (1)	(363)	(1,877)	(273)	(2,513)
Payments received	(947)	(33,609)	(33)	(34,589)
Balance at period end	$22,050	$117,650	$7,496	$147,196

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

The Company’s approach to restructuring loans, excluding those acquired with evidence of credit quality deterioration since origination, is built on its credit risk rating system which requires credit management personnel to assign a credit risk rating to each loan at the time of each modification. In each case, the loan officer is responsible for recommending a credit risk rating for each loan and ensuring the credit risk ratings are appropriate. These credit risk ratings are then reviewed and approved by the bank’s chief credit officer and/or concurrence credit officer. Credit risk ratings are determined by evaluating a number of factors including a borrower’s financial strength, cash flow coverage, collateral protection and guarantees. The Company’s credit risk rating scale is one through ten with higher scores indicating higher risk. In the case of loans rated six or worse following modification, the Company’s Managed Assets Division evaluates the loan and the credit risk rating and determines that the loan has been restructured to be reasonably assured of repayment and of performance according to the modified terms and is supported by a current, well-documented credit assessment of the borrower’s financial condition and prospects for repayment under the revised terms.
A modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, with an existing credit risk rating of six or worse or a modification of any other credit, which will result in a restructured credit risk rating of six or worse must be reviewed for TDR classification. In that event, our Managed Assets Division conducts an overall credit and collateral review. A modification of a loan is considered to be a TDR if both (1) the borrower is experiencing financial difficulty and (2) for economic or legal reasons, the bank grants a concession to a borrower that it would not otherwise consider. The modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, where the credit risk rating is five or better both before and after such modification is not considered to be a TDR. Based on the Company’s credit risk rating system, it considers that borrowers whose credit risk rating is five or better are not experiencing financial difficulties and therefore, are not considered TDRs.

All credits determined to be a TDR will continue to be classified as a TDR in all subsequent periods, unless the borrower has been in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) and the modified interest rate represented a market rate at the time of a restructuring. The Managed Assets Division, in consultation with the respective loan officer, determines whether the modified interest rate represented a current market rate at the time of restructuring. Using knowledge of current market conditions and rates, competitive pricing on recent loan originations, and an assessment of various characteristics of the modified loan (including collateral position and payment history), an appropriate market rate for a new borrower with similar risk is determined. If the modified interest rate meets or exceeds this market rate for a new borrower with similar risk, the modified interest rate represents a market rate at the time of restructuring. Additionally, before removing a loan from TDR classification, a review of the current or previously measured impairment on the loan and any concerns related to future performance by the borrower is conducted. If concerns exist about the future ability of the borrower to meet its obligations under the loans based on a credit review by the Managed Assets Division, the TDR classification is not removed from the loan. Loans classified as TDRs that are re-modified subsequent to the initial determination will continue to be classified as TDRs following the re-modification, unless the requirements for removal from TDR classification discussed above are satisfied at the time of the re-modification.
TDRs are reviewed at the time of modification and on a quarterly basis to determine if a specific reserve is needed. The carrying amount of the loan is compared to the expected payments to be received, discounted at the loan’s original rate, or for collateral dependent loans, to the fair value of the collateral. Any shortfall is recorded as a specific reserve. The Company, in accordance with ASC 310-10, continues to individually measure impairment of these loans after the TDR classification is removed.
Each TDR was reviewed for impairment at September 30, 2013 and approximately $4.4 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended September 30, 2013 and 2012, the Company recorded $205,000 and $534,000, respectively, in interest income representing this decrease in impairment. For the nine months ended September 30, 2013 and 2012, the Company recorded $727,000 and $1.0 million, respectively, in interest income representing this decrease in impairment.
Other Real Estate Owned
The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of September 30, 2013 and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2013	2013	2012
Balance at beginning of period	$57,025	$56,177	$72,553
Disposals/resolved	(10,194)	(9,488)	(10,604)
Transfers in at fair value, less costs to sell	9,619	7,262	6,895
Additions from acquisition	—	6,818	—
Fair value adjustments	(1,200)	(3,744)	(1,467)
Balance at end of period	$55,250	$57,025	$67,377

	Period End
	September 30,	June 30,	September 30,
Balance by Property Type	2013	2013	2012
Residential real estate	$6,421	$7,327	$8,241
Residential real estate development	4,551	6,950	13,872
Commercial real estate	44,278	42,748	45,264
Total	$55,250	$57,025	$67,377

Covered Assets
In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets. These loss share assets are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets are also separately measured from the related loans and foreclosed real estate and recorded separately on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce the loss share assets. Additional expected losses, to the extent such expected losses result in the recognition of an allowance for loan losses, will increase the loss share assets. The loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect of such assets in the loss share agreements. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will reduce the loss share assets. The increases in cash flows for the purchased loans are recognized as interest income prospectively.

The following table provides a comparative analysis for the period end balances of the covered asset components and any changes in the allowance for covered loan losses.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2013	2013	2012
Period End Balances:
Loans	$415,988	$454,602	$657,525
Other real estate owned	87,037	95,476	49,623
Other assets	2,272	2,272	915
FDIC Indemnification asset	100,313	137,681	238,305
Total covered assets	$605,610	$690,031	$946,368
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$14,429	$12,272	$20,560
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(2,331)	1,246	3,096
Benefit attributable to FDIC loss share agreements	1,865	(997)	(2,489)
Net provision for covered loan losses	(466)	249	607
(Decrease) increase in FDIC indemnification asset	(1,865)	997	2,489
Loans charged-off	(3,237)	(2,266)	(1,736)
Recoveries of loans charged-off	4,063	3,177	6
Net recoveries (charge-offs)	826	911	(1,730)
Balance at end of quarter	$12,924	$14,429	$21,926

Changes in Accretable Yield
The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended September 30, 2013		Three Months Ended September 30, 2012
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$130,856	$10,287	$171,801	$14,626
Acquisitions	—	—	6,052	—
Accretable yield amortized to interest income	(9,056)	(1,943)	(12,266)	(2,309)
Accretable yield amortized to indemnification asset(1)	(8,279)	—	(16,472)	—
Reclassification from non-accretable difference(2)	8,703	234	4,636	2,951
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(5,194)	235	(1,951)	158
Accretable yield, ending balance (3)	$117,030	$8,813	$151,800	$15,426

	Nine Months Ended September 30, 2013		Nine Months Ended September 30, 2012
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$143,224	$13,055	$173,120	$18,861
Acquisitions	1,977	—	8,340	—
Accretable yield amortized to interest income	(27,980)	(6,216)	(40,545)	(8,795)
Accretable yield amortized to indemnification asset(1)	(28,891)	—	(55,912)	—
Reclassification from non-accretable difference(2)	44,907	1,241	53,827	4,096
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(16,207)	733	12,970	1,264
Accretable yield, ending balance (3)	$117,030	$8,813	$151,800	$15,426

(1)	Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.

(2)	Reclassification is the result of subsequent increases in expected principal cash flows.

(3)
As of September 30, 2013, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $40.5 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Items Impacting Comparative Financial Results:
Acquisitions
On May 1, 2013, the Company completed its acquisition of First Lansing Bancorp, Inc. ("FLB"). FLB was the parent company of First National Bank of Illinois ("FNBI"). FNBI is headquartered in Lansing, Illinois and operates seven banking locations in the south and southwest suburbs of Chicago, as well as one location in northwest Indiana. As part of the transaction, First Lansing Bancorp merged into the Company's wholly-owned subsidiary bank, Old Plank Trail Community Bank, N.A. (“Old Plank Trail Bank”), and the seven banking locations acquired are operating as branches of Old Plank Trail Bank. FNBI had approximately $372 million in assets and approximately $330 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $14.0 million on the acquisition.

On December 12, 2012, the Company completed its acquisition of HPK Financial Corporation (“HPK”).  HPK was the parent company of Hyde Park Bank & Trust Company, an Illinois state bank, (“Hyde Park Bank”), which operated two banking locations in the Hyde Park neighborhood of Chicago, Illinois.  As part of the transaction, Hyde Park Bank merged into the Company's wholly-owned subsidiary bank, Beverly Bank & Trust Company, N.A. (“Beverly Bank”), and the two acquired banking locations are operating as branches of Beverly Bank under the brand name Hyde Park Bank. HPK had approximately $358 million in assets and $243 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $12.6 million on the acquisition.

On September 28, 2012, the Company's wholly-owned subsidiary bank Old Plank Trail Bank, acquired certain assets and liabilities and the banking operations of First United Bank of Crete, Illinois ("First United Bank") in an FDIC-assisted transaction. First United Bank operated four locations in Illinois; one in Crete, two in Frankfort and one in Steger, as well as one location in St. John, Indiana which was subsequently closed.

On July 20, 2012, the Company's wholly-owned subsidiary bank, Hinsdale Bank and Trust Company (“Hinsdale Bank”), assumed the deposits and banking operations of Second Federal Savings and Loan Association of Chicago ("Second Federal") in an FDIC-assisted transaction. Second Federal operated three locations in Illinois; two in Chicago (Brighton Park and Little Village neighborhoods) and one in Cicero. The Company subsequently divested the deposits and banking operations of Second Federal. See "Divestiture of Previous FDIC-Assisted Acquisition" on page 44 for more information.

On June 8, 2012, the Company's wholly-owned subsidiary bank Lake Forest Bank and Trust Company (“Lake Forest Bank”), completed its acquisition of Macquarie Premium Funding Inc., the Canadian insurance premium funding business of Macquarie Group. Through this transaction, Lake Forest Bank acquired approximately $213 million of gross premium finance receivables outstanding. The Company recorded goodwill of approximately $22 million on the acquisition.

On April 13, 2012, the Company's wholly-owned subsidiary bank, Old Plank Trail Bank, completed its acquisition of a branch of Suburban Bank & Trust Company (“Suburban”) located in Orland Park, Illinois. Through this transaction, Old Plank Trail Bank acquired approximately $52 million of deposits and $3 million of loans. The Company recorded goodwill of $1.5 million on the branch acquisition.

On March 30, 2012, the Company's wholly-owned subsidiary bank, The Chicago Trust Company, N.A. (“CTC”), completed its acquisition of the trust operations of Suburban. Through this transaction, CTC acquired trust accounts having assets under administration of approximately $160 million, in addition to land trust accounts and various other assets. The Company recorded goodwill of $1.8 million on the acquisition.

On February 10, 2012, the Company's wholly-owned subsidiary, Barrington Bank and Trust Company, N.A. (“Barrington Bank”), acquired certain assets and liabilities and the banking operations of Charter National Bank and Trust (“Charter National”) in an FDIC-assisted transaction. Charter National operated two locations: one in Hoffman Estates and one in Hanover Park.
Summary of FDIC-assisted transactions impacting comparative financial results
•    Old Plank Trail Bank assumed approximately $316 million of the outstanding deposits and approximately $310 million of assets of First United Bank on September 28, 2012, prior to purchase accounting adjustments. A bargain purchase gain of $6.7 million was recognized on this transaction.

•    Hinsdale Bank assumed approximately $169 million of the outstanding deposits and approximately $10 million of assets of Second Federal on July 20, 2012, prior to purchase accounting adjustments. A bargain purchase gain of $43,000 was recognized on this transaction.

•    Barrington assumed approximately $89 million of the outstanding deposits and approximately $94 million of assets of Charter National on February 10, 2012, prior to purchase accounting adjustments. A bargain purchase gain of $785,000 was recognized on this transaction.

Loans comprise the majority of the assets acquired in the FDIC-assisted transactions and are subject to loss sharing agreements with the FDIC where the FDIC has agreed to reimburse the Company for 80% of losses incurred on the purchased loans. Additionally, the loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect to such assets in the loss share agreements. We refer to the loans subject to these loss-sharing agreements as “covered loans.” We use the term “covered assets” to refer to the total of covered loans, covered OREO and certain other covered assets. The agreements with the FDIC require that the Company follow certain servicing procedures or risk losing FDIC reimbursement of losses related to covered assets.
Divestiture of Previous FDIC-Assisted Acquisition
On February 1, 2013, Hinsdale Bank completed its divestiture of the deposits and current banking operations of Second Federal, which were acquired in an FDIC-assisted transaction on July 20, 2012, to Self-Help Federal Credit Union. Through this transaction, the Company divested approximately $149 million of related deposits.

Announced Acquisitions
On July 31, 2013, the Company announced the signing of a definitive agreement to acquire Diamond Bancorp, Inc. ("Diamond"). Diamond is the parent company of Diamond Bank, FSB, which operates four banking locations in Chicago, Schaumburg, Elmhurst, and Northbrook, Illinois. Through this transaction, subject to final adjustments, the Company expects to acquire approximately $165 million in assets and approximately $135 million in deposits. In the merger, outstanding shares of Diamond common stock will be converted into the right to receive cash merger consideration.
On October 1, 2013, the Company announced that its subsidiary, Barrington Bank through its division Wintrust Mortgage, acquired certain assets and assumed certain liabilities of the mortgage banking business of Surety Financial Services ("Surety") of Sherman Oaks, California. Surety has five offices located in southern California which originated approximately $1.0 billion in the twelve months prior to the acquisition date.

WINTRUST SUBSIDIARIES AND LOCATIONS
Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company, Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Downers Grove, Elgin, Frankfort, Geneva, Glencoe, Glen Ellyn, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lindenhurst, Lynwood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Orland Park, Palatine, Park Ridge, Plainfield, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Shorewood, Skokie, South Holland, Spring Grove, Steger, Vernon Hills, Wauconda, Western Springs, Willowbrook, Winnetka and Wood Dale and in Delafield, Elm Grove, Madison, Menomenee Falls and Wales, Wisconsin and Dyer, Indiana.
Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2012 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss- sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the possibility that certain European Union member states will default on their debt obligations, which may affect the Company’s liquidity, financial conditions and results of operations;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	changes in capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY
The Company will hold a conference call at 9:00 a.m. (CT) Tuesday, October 15, 2013 regarding third quarter 2013 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #78520820. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter 2013 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Selected Financial Condition Data (at end of period):
Total assets	$17,682,548	$17,613,546	$17,074,247	$17,519,613	$17,018,592
Total loans, excluding covered loans	12,581,039	12,516,892	11,900,312	11,828,943	11,489,900
Total deposits	14,647,446	14,365,854	13,962,757	14,428,544	13,847,965
Junior subordinated debentures	249,493	249,943	249,493	249,493	249,493
Total shareholders’ equity	1,873,566	1,836,660	1,825,688	1,804,705	1,761,300
Selected Statements of Income Data:
Net interest income	141,782	135,824	130,713	132,776	132,575
Net revenue (1)	196,444	199,819	188,092	197,965	195,520
Pre-tax adjusted earnings (2)	69,920	70,920	68,263	72,441	69,436
Net income	35,563	34,307	32,052	30,089	32,302
Net income per common share – Basic	$0.86	$0.85	$0.80	$0.75	$0.82
Net income per common share – Diluted	$0.71	$0.69	$0.65	$0.61	$0.66
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.57%	3.50%	3.41%	3.40%	3.50%
Non-interest income to average assets	1.24%	1.49%	1.35%	1.50%	1.50%
Non-interest expense to average assets	2.89%	2.97%	2.82%	2.99%	2.97%
Net overhead ratio (2) (3)	1.65%	1.49%	1.47%	1.48%	1.47%
Net overhead ratio - pre-tax adjusted earnings (2) (3)	1.61%	1.51%	1.47%	1.39%	1.50%
Efficiency ratio - FTE (2) (4)	64.60%	63.97%	63.78%	66.13%	63.67%
Efficiency ratio - pre-tax adjusted earnings (2) (4)	64.00%	63.78%	63.46%	62.62%	63.31%
Return on average assets	0.81%	0.80%	0.75%	0.69%	0.77%
Return on average common equity	7.85%	7.55%	7.27%	6.79%	7.57%
Return on average tangible common equity	10.06%	9.70%	9.35%	8.71%	9.78%
Average total assets	$17,489,571	$17,283,985	$17,256,843	$17,248,650	$16,705,429
Average total shareholders’ equity	1,853,122	1,859,265	1,818,127	1,786,824	1,736,740
Average loans to average deposits ratio	91.3%	88.7%	86.6%	85.6%	89.3%
Average loans to average deposits ratio (including covered loans)	94.3	92.2	90.4	90.0	93.8
Common Share Data at end of period:
Market price per common share	$41.07	$38.28	$37.04	$36.70	$37.57
Book value per common share (2)	$38.09	$37.84	$38.13	$37.78	$37.25
Tangible common book value per share (2)	$29.89	$29.25	$29.74	$29.28	$28.93
Common shares outstanding	39,731,043	37,725,143	37,013,707	36,861,956	36,411,382
Other Data at end of period:(8)
Leverage Ratio(5)	10.5%	10.4%	10.2%	10.0%	10.2%
Tier 1 Capital to risk-weighted assets (5)	12.2%	12.0%	12.4%	12.1%	12.2%
Total capital to risk-weighted assets (5)	13.0%	12.9%	13.5%	13.1%	13.3%
Tangible common equity ratio (TCE) (2) (7)	7.9%	7.4%	7.7%	7.4%	7.4%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.7%	8.5%	8.8%	8.4%	8.4%
Allowance for credit losses (6)	$108,455	$110,405	$125,635	$121,988	$124,914
Non-performing loans	123,261	121,485	128,633	118,083	117,891
Allowance for credit losses to total loans (6)	0.86%	0.88%	1.06%	1.03%	1.09%
Non-performing loans to total loans	0.98%	0.97%	1.08%	1.00%	1.03%
Number of:
Bank subsidiaries	15	15	15	15	15
Non-bank subsidiaries	8	8	8	8	8
Banking offices	119	117	108	111	109

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2013	2013	2013	2012	2012
Assets
Cash and due from banks	$322,866	$224,286	$199,575	$284,731	$186,752
Federal funds sold and securities purchased under resale agreements	7,771	9,013	13,626	30,297	26,062
Interest-bearing deposits with other banks	681,834	440,656	685,302	1,035,743	934,430
Available-for-sale securities, at fair value	1,781,883	1,843,824	1,870,831	1,796,076	1,256,768
Trading account securities	259	659	1,036	583	635
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	76,755	79,354	76,601	79,564	80,687
Brokerage customer receivables	29,253	26,214	25,614	24,864	30,633
Mortgage loans held-for-sale, at fair value	329,186	525,027	370,570	385,033	548,300
Mortgage loans held-for-sale, at lower of cost or market	5,159	12,964	10,352	27,167	21,685
Loans, net of unearned income, excluding covered loans	12,581,039	12,516,892	11,900,312	11,828,943	11,489,900
Covered loans	415,988	454,602	518,661	560,087	657,525
Total loans	12,997,027	12,971,494	12,418,973	12,389,030	12,147,425
Less: Allowance for loan losses	107,188	106,842	110,348	107,351	112,287
Less: Allowance for covered loan losses	12,924	14,429	12,272	13,454	21,926
Net loans	12,876,915	12,850,223	12,296,353	12,268,225	12,013,212
Premises and equipment, net	517,942	512,928	504,803	501,205	461,905
FDIC indemnification asset	100,313	137,681	170,696	208,160	238,305
Accrued interest receivable and other assets	576,121	573,709	485,746	511,617	557,884
Trade date securities receivable	—	—	—	—	307,295
Goodwill	357,309	356,871	343,632	345,401	331,634
Other intangible assets	18,982	20,137	19,510	20,947	22,405
Total assets	$17,682,548	$17,613,546	$17,074,247	$17,519,613	$17,018,592
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$2,622,518	$2,450,659	$2,243,440	$2,396,264	$2,162,215
Interest bearing	12,024,928	11,915,195	11,719,317	12,032,280	11,685,750
Total deposits	14,647,446	14,365,854	13,962,757	14,428,544	13,847,965
Notes payable	1,546	1,729	31,911	2,093	2,275
Federal Home Loan Bank advances	387,852	585,942	414,032	414,122	414,211
Other borrowings	246,870	252,776	256,244	274,411	377,229
Secured borrowings - owed to securitization investors	—	—	—	—	—
Subordinated notes	10,000	10,000	15,000	15,000	15,000
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Trade date securities payable	—	577	1,250	—	412
Accrued interest payable and other liabilities	265,775	310,515	317,872	331,245	350,707
Total liabilities	15,808,982	15,776,886	15,248,559	15,714,908	15,257,292
Shareholders’ Equity:
Preferred stock	126,500	176,476	176,441	176,406	176,371
Common stock	39,992	37,985	37,272	37,108	36,647
Surplus	1,118,550	1,066,796	1,040,098	1,036,295	1,018,417
Treasury stock	(8,290)	(8,214)	(8,187)	(7,838)	(7,490)
Retained earnings	643,228	612,821	581,131	555,023	527,550
Accumulated other comprehensive (loss) income	(46,414)	(49,204)	(1,067)	7,711	9,805
Total shareholders’ equity	1,873,566	1,836,660	1,825,688	1,804,705	1,761,300
Total liabilities and shareholders’ equity	$17,682,548	$17,613,546	$17,074,247	$17,519,613	$17,018,592

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2013	2013	2013	2012	2012
Interest income
Interest and fees on loans	$150,810	$145,983	$142,114	$146,946	$149,271
Interest bearing deposits with banks	229	411	569	739	362
Federal funds sold and securities purchased under resale agreements	4	4	15	13	7
Securities	9,224	9,359	8,752	8,086	7,691
Trading account securities	14	8	5	6	3
Federal Home Loan Bank and Federal Reserve Bank stock	687	693	684	656	649
Brokerage customer receivables	200	188	174	197	218
Total interest income	161,168	156,646	152,313	156,643	158,201
Interest expense
Interest on deposits	12,524	13,675	14,504	16,208	16,794
Interest on Federal Home Loan Bank advances	2,729	2,821	2,764	2,835	2,817
Interest on notes payable and other borrowings	910	1,132	1,154	1,566	2,024
Interest on secured borrowings - owed to securitization investors	—	—	—	—	795
Interest on subordinated notes	40	52	59	66	67
Interest on junior subordinated debentures	3,183	3,142	3,119	3,192	3,129
Total interest expense	19,386	20,822	21,600	23,867	25,626
Net interest income	141,782	135,824	130,713	132,776	132,575
Provision for credit losses	11,114	15,382	15,687	19,546	18,799
Net interest income after provision for credit losses	130,668	120,442	115,026	113,230	113,776
Non-interest income
Wealth management	16,057	15,892	14,828	13,634	13,252
Mortgage banking	25,682	31,734	30,145	34,702	31,127
Service charges on deposit accounts	5,308	5,035	4,793	4,534	4,235
Gains on available-for-sale securities, net	75	2	251	2,561	409
Fees from covered call options	285	993	1,639	2,156	2,083
Gain on bargain purchases, net	—	—	—	85	6,633
Trading (losses) gains, net	(1,655)	3,260	(435)	(120)	(998)
Other	8,910	7,079	6,158	7,637	6,204
Total non-interest income	54,662	63,995	57,379	65,189	62,945
Non-interest expense
Salaries and employee benefits	78,007	79,225	77,513	76,140	75,280
Equipment	6,593	6,413	6,184	6,468	5,888
Occupancy, net	9,079	8,707	8,853	8,480	8,024
Data processing	4,884	4,358	4,599	4,178	4,103
Advertising and marketing	2,772	2,722	2,040	2,725	2,528
Professional fees	3,378	4,191	3,221	3,158	4,653
Amortization of other intangible assets	1,154	1,164	1,120	1,108	1,078
FDIC insurance	3,245	3,003	3,444	3,039	3,549
OREO expense (income), net	2,499	2,284	(1,620)	5,269	3,808
Other	15,637	16,120	14,765	18,983	15,637
Total non-interest expense	127,248	128,187	120,119	129,548	124,548
Income before taxes	58,082	56,250	52,286	48,871	52,173
Income tax expense	22,519	21,943	20,234	18,782	19,871
Net income	$35,563	$34,307	$32,052	$30,089	$32,302
Preferred stock dividends and discount accretion	$1,581	$2,617	$2,616	$2,616	$2,616
Net income applicable to common shares	$33,982	$31,690	$29,436	$27,473	$29,686
Net income per common share - Basic	$0.86	$0.85	$0.80	$0.75	$0.82
Net income per common share - Diluted	$0.71	$0.69	$0.65	$0.61	$0.66
Cash dividends declared per common share	$0.09	$—	$0.09	$—	$0.09
Weighted average common shares outstanding	39,331	37,486	36,976	36,543	36,381
Dilutive potential common shares	10,823	12,354	12,463	12,458	12,295
Average common shares and dilutive common shares	50,154	49,840	49,439	49,001	48,676

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013	2013	2013	2012	2012
Balance:
Commercial	$3,109,121	$3,119,931	$2,872,695	$2,914,798	$2,771,053
Commercial real estate	4,146,110	4,094,628	3,990,465	3,864,118	3,699,712
Home equity	736,620	758,260	759,218	788,474	807,592
Residential real-estate	397,707	384,961	360,652	367,213	376,678
Premium finance receivables - commercial	2,150,481	2,165,734	1,997,160	1,987,856	1,982,945
Premium finance receivables - life insurance	1,869,739	1,821,147	1,753,512	1,725,166	1,665,620
Indirect consumer (1)	57,236	64,521	69,245	77,333	77,378
Consumer and other	114,025	107,710	97,365	103,985	108,922
Total loans, net of unearned income, excluding covered loans	$12,581,039	$12,516,892	$11,900,312	$11,828,943	$11,489,900
Covered loans	415,988	454,602	518,661	560,087	657,525
Total loans, net of unearned income	$12,997,027	$12,971,494	$12,418,973	$12,389,030	$12,147,425
Mix:
Commercial	24%	24%	23%	24%	23%
Commercial real estate	32	31	32	31	30
Home equity	6	6	6	6	7
Residential real-estate	3	3	3	3	3
Premium finance receivables - commercial	16	16	16	16	16
Premium finance receivables - life insurance	14	14	14	14	14
Indirect consumer (1)	1	1	1	1	1
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	97%	96%	96%	96%	95%
Covered loans	3	4	4	4	5
Total loans, net of unearned income	100%	100%	100%	100%	100%

(1)	Includes autos, boats, snowmobiles and other indirect consumer loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013	2013	2013	2012	2012
Balance:
Non-interest bearing	$2,622,518	$2,450,659	$2,243,440	$2,396,264	$2,162,215
NOW	1,922,906	2,147,004	2,043,227	2,022,957	1,841,743
Wealth Management deposits (1)	1,099,509	1,083,897	868,119	991,902	979,306
Money Market	3,423,413	3,037,354	2,879,636	2,761,498	2,596,702
Savings	1,318,147	1,304,619	1,258,682	1,275,012	1,156,466
Time certificates of deposit	4,260,953	4,342,321	4,669,653	4,980,911	5,111,533
Total deposits	$14,647,446	$14,365,854	$13,962,757	$14,428,544	$13,847,965
Mix:
Non-interest bearing	18%	17%	16%	17%	16%
NOW	13	15	15	14	13
Wealth Management deposits (1)	8	8	6	7	7
Money Market	23	21	21	19	19
Savings	9	9	9	9	8
Time certificates of deposit	29	30	33	34	37
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013	2013	2013	2012	2012
Net interest income	$142,391	$136,409	$131,207	$133,285	$133,076
Call option income	285	993	1,639	2,156	2,083
Net interest income including call option income	$142,676	$137,402	$132,846	$135,441	$135,159
Yield on earning assets	4.05%	4.04%	3.97%	4.01%	4.18%
Rate on interest-bearing liabilities	0.60	0.65	0.68	0.74	0.81
Rate spread	3.45%	3.39%	3.29%	3.27%	3.37%
Net free funds contribution	0.12	0.11	0.12	0.13	0.13
Net interest margin	3.57	3.50	3.41	3.40	3.50
Call option income	0.01	0.03	0.04	0.05	0.05
Net interest margin including call option income	3.58%	3.53%	3.45%	3.45%	3.55%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Nine Months Ended, September 30,	Years Ended December 31,
(Dollars in thousands)	2013	2012	2011	2010	2009
Net interest income	$410,007	$521,463	$463,071	$417,564	$314,096
Call option income	2,917	10,476	13,570	2,235	1,998
Net interest income including call option income	$412,924	$531,939	$476,641	$419,799	$316,094
Yield on earning assets	4.02%	4.21%	4.49%	4.80%	5.07%
Rate on interest-bearing liabilities	0.64	0.86	1.23	1.61	2.29
Rate spread	3.38%	3.35%	3.26%	3.19%	2.78%
Net free funds contribution	0.11	0.14	0.16	0.18	0.23
Net interest margin	3.49	3.49	3.42	3.37	3.01
Call option income	0.02	0.07	0.10	0.02	0.02
Net interest margin including call option income	3.51%	3.56%	3.52%	3.39%	3.03%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2013	2013	2013	2012	2012
Liquidity management assets	$2,262,839	$2,560,118	$2,797,310	$2,949,034	$2,565,151
Other earning assets	27,426	25,775	24,205	27,482	31,142
Loans, net of unearned income	13,113,138	12,546,676	12,252,558	12,001,433	11,922,450
Covered loans	435,961	491,603	536,284	626,449	597,518
Total earning assets	$15,839,364	$15,624,172	$15,610,357	$15,604,398	$15,116,261
Allowance for loan and covered loan losses	(126,164)	(126,455)	(125,221)	(135,156)	(138,740)
Cash and due from banks	209,539	225,712	217,345	206,914	185,435
Other assets	1,566,832	1,560,556	1,554,362	1,572,494	1,542,473
Total assets	$17,489,571	$17,283,985	$17,256,843	$17,248,650	$16,705,429
Interest-bearing deposits	$11,817,636	$11,766,422	$11,857,400	$11,709,058	$11,261,184
Federal Home Loan Bank advances	454,563	434,572	414,092	414,289	441,445
Notes payable and other borrowings	256,318	273,255	297,151	397,807	426,675
Secured borrowings - owed to securitization investors	—	—	—	—	176,904
Subordinated notes	10,000	13,187	15,000	15,000	15,000
Junior subordinated notes	249,493	249,493	249,493	249,493	249,493
Total interest-bearing liabilities	$12,788,010	$12,736,929	$12,833,136	$12,785,647	$12,570,701
Non-interest bearing deposits	2,552,182	2,379,315	2,290,725	2,314,935	2,092,028
Other liabilities	296,257	308,476	314,855	361,244	305,960
Equity	1,853,122	1,859,265	1,818,127	1,786,824	1,736,740
Total liabilities and shareholders’ equity	$17,489,571	$17,283,985	$17,256,843	$17,248,650	$16,705,429
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Yield earned on:
Liquidity management assets	1.84%	1.70%	1.50%	1.33%	1.41%
Other earning assets	3.19	3.13	3.02	2.95	2.83
Loans, net of unearned income	4.30	4.38	4.36	4.45	4.57
Covered loans	8.16	7.40	7.96	8.10	8.25
Total earning assets	4.05%	4.04%	3.97%	4.01%	4.18%
Rate paid on:
Interest-bearing deposits	0.42%	0.47%	0.50%	0.55%	0.59%
Federal Home Loan Bank advances	2.38	2.60	2.71	2.72	2.54
Notes payable and other borrowings	1.41	1.66	1.57	1.57	1.89
Secured borrowings - owed to securitization investors	—	—	—	—	1.79
Subordinated notes	1.57	1.58	1.56	1.72	1.75
Junior subordinated notes	4.99	4.98	5.00	5.01	4.91
Total interest-bearing liabilities	0.60%	0.65%	0.68%	0.74%	0.81%
Interest rate spread	3.45%	3.39%	3.29%	3.27%	3.37%
Net free funds/contribution	0.12	0.11	0.12	0.13	0.13
Net interest income/Net interest margin	3.57%	3.50%	3.41%	3.40%	3.50%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2013	2013	2013	2012	2012
Brokerage	$7,388	$7,426	$7,267	$6,404	$6,355
Trust and asset management	8,669	8,466	7,561	7,230	6,897
Total wealth management	16,057	15,892	14,828	13,634	13,252
Mortgage banking	25,682	31,734	30,145	34,702	31,127
Service charges on deposit accounts	5,308	5,035	4,793	4,534	4,235
Gains on available-for-sale securities, net	75	2	251	2,561	409
Fees from covered call options	285	993	1,639	2,156	2,083
Gain on bargain purchases, net	—	—	—	85	6,633
Trading (losses) gains, net	(1,655)	3,260	(435)	(120)	(998)
Other:
Interest rate swap fees	2,183	1,638	2,270	2,178	2,355
Bank Owned Life Insurance	625	902	846	686	810
Administrative services	943	832	738	867	825
Miscellaneous	5,159	3,707	2,304	3,906	2,214
Total other income	8,910	7,079	6,158	7,637	6,204
Total Non-Interest Income	$54,662	$63,995	$57,379	$65,189	$62,945
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2013	2013	2013	2012	2012
Salaries and employee benefits:
Salaries	$42,789	$41,671	$41,831	$40,457	$40,173
Commissions and bonus	23,409	25,143	21,276	23,968	24,041
Benefits	11,809	12,411	14,406	11,715	11,066
Total salaries and employee benefits	78,007	79,225	77,513	76,140	75,280
Equipment	6,593	6,413	6,184	6,468	5,888
Occupancy, net	9,079	8,707	8,853	8,480	8,024
Data processing	4,884	4,358	4,599	4,178	4,103
Advertising and marketing	2,772	2,722	2,040	2,725	2,528
Professional fees	3,378	4,191	3,221	3,158	4,653
Amortization of other intangible assets	1,154	1,164	1,120	1,108	1,078
FDIC insurance	3,245	3,003	3,444	3,039	3,549
OREO expense (income), net	2,499	2,284	(1,620)	5,269	3,808
Other:
Commissions - 3rd party brokers	1,277	1,128	1,233	944	1,106
Postage	1,255	1,464	1,249	1,856	1,120
Stationery and supplies	1,009	887	934	1,095	954
Miscellaneous	12,096	12,641	11,349	15,088	12,457
Total other expense	15,637	16,120	14,765	18,983	15,637
Total Non-Interest Expense	$127,248	$128,187	$120,119	$129,548	$124,548

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013	2013	2013	2012	2012
Allowance for loan losses at beginning of period	$106,842	$110,348	$107,351	$112,287	$111,920
Provision for credit losses	11,580	15,133	15,367	20,672	18,192
Other adjustments	(205)	(309)	(229)	(289)	(534)
Reclassification from/(to) allowance for unfunded lending-related commitments	284	65	(213)	(260)	626
Charge-offs:
Commercial	3,281	1,093	4,540	9,782	3,315
Commercial real estate	6,982	14,947	3,299	9,084	17,000
Home equity	711	1,785	2,397	3,496	1,543
Residential real estate	328	517	1,728	2,470	1,027
Premium finance receivables - commercial	1,294	1,306	1,068	1,284	886
Premium finance receivables - life insurance	3	—	—	13	—
Indirect consumer	23	16	32	64	73
Consumer and other	193	112	97	570	93
Total charge-offs	12,815	19,776	13,161	26,763	23,937
Recoveries:
Commercial	756	268	295	368	349
Commercial real estate	272	584	368	978	5,352
Home equity	43	171	162	43	52
Residential real estate	64	18	5	9	8
Premium finance receivables - commercial	314	279	285	250	191
Premium finance receivables - life insurance	2	—	9	15	15
Indirect consumer	12	17	15	27	25
Consumer and other	39	44	94	14	28
Total recoveries	1,502	1,381	1,233	1,704	6,020
Net charge-offs	(11,313)	(18,395)	(11,928)	(25,059)	(17,917)
Allowance for loan losses at period end	$107,188	$106,842	$110,348	$107,351	$112,287
Allowance for unfunded lending-related commitments at period end	1,267	3,563	15,287	14,647	12,627
Allowance for credit losses at period end	$108,455	$110,405	$125,635	$121,998	$124,914
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.32%	0.11%	0.61%	1.35%	0.44%
Commercial real estate	0.65	1.42	0.30	0.86	1.27
Home equity	0.36	0.85	1.17	1.72	0.73
Residential real estate	0.12	0.26	0.93	1.19	0.44
Premium finance receivables - commercial	0.17	0.20	0.16	0.21	0.14
Premium finance receivables - life insurance	—	—	—	—	—
Indirect consumer	0.08	(0.01)	0.09	0.19	0.25
Consumer and other	0.48	0.24	0.01	1.86	0.22
Total loans, net of unearned income, excluding covered loans	0.34%	0.59%	0.39%	0.83%	0.60%
Net charge-offs as a percentage of the provision for credit losses	97.69%	121.57%	77.62%	121.22%	98.49%
Loans at period-end	$12,581,039	$12,516,892	$11,900,312	$11,828,943	$11,489,900
Allowance for loan losses as a percentage of loans at period end	0.85%	0.85%	0.93%	0.91%	0.98%
Allowance for credit losses as a percentage of loans at period end	0.86%	0.88%	1.06%	1.03%	1.09%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2013	2013	2013	2012	2012
Loans past due greater than 90 days and still accruing(1):
Commercial	$190	$100	$—	$—	$—
Commercial real-estate	3,389	3,263	—	—	—
Home equity	—	25	—	100	—
Residential real-estate	—	—	—	—	—
Premium finance receivables - commercial	11,751	6,671	7,677	10,008	5,533
Premium finance receivables - life insurance	592	1,212	2,256	—	—
Indirect consumer	100	217	145	189	215
Consumer and other	—	—	—	32	—
Total loans past due greater than 90 days and still accruing	16,022	11,488	10,078	10,329	5,748
Non-accrual loans(2):
Commercial	17,647	17,248	18,373	21,737	17,711
Commercial real-estate	52,723	54,825	61,807	49,973	58,461
Home equity	10,926	12,322	14,891	13,423	11,504
Residential real-estate	14,126	10,213	9,606	11,728	15,393
Premium finance receivables - commercial	10,132	13,605	12,068	9,302	7,488
Premium finance receivables - life insurance	14	16	20	25	29
Indirect consumer	80	91	95	55	72
Consumer and other	1,591	1,677	1,695	1,511	1,485
Total non-accrual loans	107,239	109,997	118,555	107,754	112,143
Total non-performing loans:
Commercial	17,837	17,348	18,373	21,737	17,711
Commercial real-estate	56,112	58,088	61,807	49,973	58,461
Home equity	10,926	12,347	14,891	13,523	11,504
Residential real-estate	14,126	10,213	9,606	11,728	15,393
Premium finance receivables - commercial	21,883	20,276	19,745	19,310	13,021
Premium finance receivables - life insurance	606	1,228	2,276	25	29
Indirect consumer	180	308	240	244	287
Consumer and other	1,591	1,677	1,695	1,543	1,485
Total non-performing loans	$123,261	$121,485	$128,633	$118,083	$117,891
Other real estate owned	46,901	46,169	50,593	56,174	61,897
Other real estate owned - obtained in acquisition	8,349	10,856	5,584	6,717	5,480
Other repossessed assets	446	1,032	4,315	—	—
Total non-performing assets	$178,957	$179,542	$189,125	$180,974	$185,268
TDRs performing under the contractual terms of the loan agreement	79,205	93,810	97,122	106,119	128,391
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.57%	0.56%	0.64%	0.75%	0.64%
Commercial real-estate	1.35	1.42	1.55	1.29	1.58
Home equity	1.48	1.63	1.96	1.72	1.42
Residential real-estate	3.55	2.65	2.66	3.19	4.09
Premium finance receivables - commercial	1.02	0.94	0.99	0.97	0.66
Premium finance receivables - life insurance	0.03	0.07	0.13	—	—
Indirect consumer	0.31	0.48	0.35	0.32	0.37
Consumer and other	1.40	1.56	1.74	1.48	1.36
Total loans, net of unearned income	0.98%	0.97%	1.08%	1.00%	1.03%
Total non-performing assets as a percentage of total assets	1.01%	1.02%	1.11%	1.03%	1.09%
Allowance for loan losses as a percentage of total non-performing loans	86.96%	87.95%	85.79%	90.91%	95.25%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $35.8 million, $32.4 million, $19.2 million, $20.4 million and $18.8 million as of September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively.